UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

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Avon Products, Inc.

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March 27, 2014

Dear Fellow Shareholders:

It is my pleasure to invite you to join me, the Board of Directors, senior leaders, and current and former employees at the 2014 Annual Meeting of Shareholders in New York City. Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

We hope that you will join us in New York, but whether or not you plan to attend the Annual Meeting, your vote is important. I encourage you to vote by telephone, by internet or by signing, dating, and returning your proxy card by mail. Voting instructions are found on page 5 of the Proxy Statement.

On behalf of the Board of Directors and Avon management, thank you for your investment and interest in Avon.

Sincerely yours,

Sheri McCoy

Chief Executive Officer

AVON PRODUCTS, INC.

777 Third Avenue

New York, NY 10017

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The 2014 Annual Meeting of Shareholders of Avon Products, Inc. will be held on Tuesday, May 6, 2014, at 9:00 a.m. at the Asia Society and Museum, 725 Park Avenue at 70th Street, New York, New York to:

1)	Elect directors to one-year terms expiring in 2015;

2)	Hold an advisory vote to approve executive compensation;

3)	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014;

4)	Consider and vote on two shareholder proposals, if properly presented; and

5)	Transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on March 18, 2014 as the record date for the purpose of determining the shareholders who are entitled to vote at the Annual Meeting.

By order of the Board of Directors,

Karen R. Leu

Vice President & Corporate Secretary

March 27, 2014

Important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 6, 2014: Our proxy statement and Annual Report to Shareholders are available at www.edocumentview.com/avp

YOUR VOTE IS IMPORTANT

YOU CAN VOTE IN ONE OF SEVERAL WAYS:

VIA THE INTERNET Visit the website on your proxy notice or proxy card

BY TELEPHONE Call the telephone number on your proxy card

BY MAIL Sign, date and return your proxy card in the enclosed envelope

IN PERSON Attend the meeting

If your shares are held in a stock brokerage account or by a bank or other record holder, follow the voting instructions on the form that you receive from them. The availability of telephone and Internet voting will depend on their voting process.

2014 PROXY SUMMARY

This summary highlights information contained elsewhere in the Proxy Statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. This summary is not a complete description and you should read the entire Proxy Statement carefully before voting. Proxy materials were first sent to shareholders on or about March 27, 2014.

Vote Recommendations

Matter	Board Vote Recommendation	Page Reference (for more detail)
Election of Directors	FOR EACH NOMINEE	8
Advisory Vote to Approve Executive Compensation	FOR	56
Ratification of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for 2014	FOR	60
Shareholder Proposal Regarding Prohibition of Accelerated Vesting of Equity Awards upon Change in Control	AGAINST	62
Shareholder Proposal Requesting Report on Substituting Safer Alternatives in Personal Care Products	AGAINST	64

Board Nominees

The following table provides summary information about each director nominee. Director nominees are elected annually by a majority of the votes cast.

				Committee Membership
Nominee	Director Since	Independent	Other Public Boards	Audit Committee	Compensation and Management Development Committee	Finance Committee	Nominating and Corporate Governance Committee
Douglas R. Conant*	2012	Yes	1		M		C
W. Don Cornwell	2002	Yes	2	F		C
V. Ann Hailey	2008	Yes	2	F		M
Nancy Killefer	2013	Yes	2	M
Maria Elena Lagomasino	2000	Yes	1		C		M
Sara Mathew	2014	Yes	1			M
Sheri McCoy**	2012	No	0
Charles H. Noski	2012	Yes	2	C, F
Gary M. Rodkin	2007	Yes	1		M	M
Paula Stern, Ph.D.	1997	Yes	1			M	M

*   Independent Chairman of the Board

** CEO

C - Committee Chair

M - Member

F - Financial Expert

Attendance

Each director nominee is a current director and attended at least 75% of the aggregate number of 2013 meetings of the Board and each Board Committee on which he or she served.

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2013 Business Highlights: Our Turnaround Journey to Profitable Growth

2013 marks the completion of the first full year in Avon’s turnaround towards sustainable and profitable growth. Since Sheri McCoy joined Avon as CEO in April 2012, she and her executive team have been focused on stabilizing the business and leading the organization in a turnaround with three-year financial goals.

Our Three-Year Financial Goals (by 2016)

•       Mid-single digit constant-dollar revenue growth

•       Low-double digit adjusted operating margin

•       At least $400 million cost savings

•       $100 million+ working capital reduction

2013 Accomplishments

Financials	Drive Simplification and Efficiency
• Modest improvement in financial performance ✓✓	• Continued reduction of SG&A ✓

• Improvement in capital structure ✓✓	• Retire legacy IT systems ✓

Execute Growth Platforms	Improve Organizational Effectiveness

• Year-on-year performance improvements in Brazil and Russia ✓✓	• Strengthen leadership across top markets ✓ • Make progress on litigation matters ✓

• Stem decline of U.S. Ó

• Stem decline of U.K. ✓

• Exit markets where appropriate ✓	Key:

• Year-on-year performance improvements in Cosmetics, Fragrance & Toiletries category ✓	✓✓ Accomplished
✓ Progress Made Ongoing Work
– Color, Fragrance, Fashion & Home, Skincare ✓	Ó Not Yet Accomplished

In 2013, we have made progress toward our business turnaround objectives:

•	Although 2013 results were challenged and revenue was down from 2012, we had improvement in adjusted operating profit and adjusted cash flow from operations.

•	We improved our capital structure and made headway on cost management, which will be an area of continued focus in 2014.

•	We optimized our geographic portfolio by exiting underperforming markets and in 2014 we will continue to focus on maximizing our portfolio. Emerging markets remain a long-term opportunity for Avon and play a significant role in our strategies to return to profitable growth.

•	We made progress in our category strategies, although we will need to continue to focus on improvement, particularly in skincare.

•	We continued to strengthen the senior leadership team with key additions including Pablo Munoz, Senior Vice President and President, North America, and Nilesh Patel, Senior Vice President and President, Asia Pacific.

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2013 Corporate Governance Highlights: Our Commitment to

Good Governance

•    The roles of Chairman and CEO were separated in 2013. Mr. Conant, an independent director, was appointed Chairman in April 2013. The Board evaluates its leadership structure periodically and believes that separating the Chairman and CEO roles is important as the Company focuses on its turnaround and stabilization efforts.

•    Two new independent directors were recently appointed to the Board and are nominees for the 2014 Annual Meeting of Shareholders: Nancy Killefer in September 2013 and Sara Mathew in January 2014. Ms. Killefer joined the Audit Committee and Ms. Mathew joined the Finance Committee.

•    The Nominating and Corporate Governance Committee actively considers potential director candidates on an ongoing basis as part of its director succession planning efforts.

–  Ann S. Moore is retiring from the Board and stepping down from the Compensation and Management Development Committee as of May 6, 2013.

•    Mr. Noski became the Chair of the Audit Committee in May 2013.

•    Mr. Conant joined the Compensation and Management Development Committee in July 2013.

•    We enhanced our clawback policy in 2013 to expand the definition of misconduct and broadly extend the scope of coverage.

2013 Compensation Highlights: Our Commitment to

Pay-for-Performance

Avon’s 2013 compensation programs were designed to support our turnaround strategy and the financial goals outlined above. When designing the programs, the Compensation and Management Development Committee (the “Committee”) considered our pay for performance philosophy along with business and talent strategies in the context of our current turnaround priorities.

In line with these priorities, our 2013 incentive programs continue to focus first on delivering financial performance and aligning pay with shareholder interests. As described below, the design of our programs also supports the achievement of strategic objectives and the culture shift required to drive change, accountability, and execution.

The Committee is focused on pay for performance and has managed the design and administration of our executive compensation programs in support of this belief.

•	In 2013 and over the past several years, Avon’s financial results were below expectations and therefore, annual and long-term incentive programs have paid out below target, and in some cases, zero.

•	These outcomes demonstrate that our program design and decisions made by the Committee are aligned with performance and result in realized pay for the CEO and other named executive officers only if performance goals have been achieved.

2013 ANNUAL INCENTIVE PROGRAM

•   Funding for all bonus payouts is contingent upon performance against global revenue, operating profit, and cash flow from operations goals, that are aligned with Company turnaround objectives

•   50% of an individual’s payout is calculated based on Company global financial performance, which supports the “One Team, One Avon” approach

•   The remaining 50% of an individual’s payout is based on individual performance to emphasize differentiation and execution against important strategic initiatives expected to contribute to sustainable long-term success. The aggregate level of funding for the individual performance component is determined by global financial performance.

2013 - 2015 LONG-TERM INCENTIVE PROGRAM

•   Revenue and operating margin were selected as metrics for 2013 performance restricted stock unit (“Performance RSU”) awards to tie payouts directly to the Company’s publicly stated financial goals for the turnaround: mid-single digit constant-dollar revenue growth and low-double digit adjusted operating margin by 2016

•   100% of Ms. McCoy’s 2013 long-term incentive award was granted in Performance RSUs, which will pay out in 2016 only if Avon’s financial goals are met

•   2013 long-term incentive awards granted to other named executive officers were composed of 60% Performance Restricted Stock Units and 40% Service-based Restricted Stock Units in order to attract and retain key talent and provide stability as the Company works to execute its turnaround

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Key highlights of our programs and pay decisions are described below:

•	Ms. McCoy’s 2013 target pay did not change from 2012.

•	Ms. McCoy was granted 100% of her 2013 and 2014 long-term incentive awards in Performance RSUs, which will only vest if three-year financial goals are met.

•	Revenue, operating profit, and cash flow from operations were included as performance metrics in our annual cash incentive program and revenue and operating margin were included as performance metrics in our long-term equity incentive program in order to incentivize executives to achieve the Company’s publicly stated turnaround goals.

•	Ms. McCoy was paid an annual cash incentive award for 2013 equal to 85% of target and other named executive officers were paid 85% to 89% of target, reflecting Avon’s performance against 2013 financial goals and mixed progress on strategic objectives.

•	On average, the total direct compensation (total actual cash compensation and long-term incentive opportunity) for our named executive officers is at the median of our peer companies.

•	The long-term incentive awards granted in 2011 and scheduled to vest in 2013 did not pay out because the financial thresholds were not met.

2013 Shareholder Engagement Highlights: Our Commitment to

Active Engagement

We routinely engage shareholders to discuss our business, performance, strategy, and executive compensation and governance matters. Although a majority of shareholders supported our 2013 Say on Pay vote, the Committee recognizes that there were shareholders who did not support the proposal. The Committee considered and discussed the vote result at length and continues to focus on an ongoing process for shareholder engagement to address pay-related concerns of the Company’s investors.

Following our 2013 Annual Meeting, management, including senior leaders from Investor Relations, Human Resources and Legal, and the Committee Chair, as appropriate, met with investors representing approximately half of Avon’s current ownership. Our primary objectives were to listen to our shareholders and discuss executive compensation and governance matters. These discussions provided valuable insights into investor views of our current executive compensation programs and their voting processes and priorities. Although no significant concerns were raised by investors about our compensation programs, some key common themes emerged from our conversations, including:

•	Shareholders responded favorably to the alignment of 2013 long-term incentive program metrics and goals with Avon’s publicly stated turnaround objectives of mid-single digit constant-dollar revenue growth, low-double digit adjusted operating margin by 2016, $400M cost savings, and $100M of working capital improvement.

•	Some shareholders expressed a preference for relative performance metrics and goals in long-term incentive plans (such as total shareholder return), but appreciated the difficulty in doing so while in the midst of a turnaround and expressed support for the metrics in our program.

We will continue to engage investors on a regular basis to better understand and consider their views on our executive compensation programs.

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INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING

Purpose of Materials	We are providing these proxy materials in connection with the solicitation by the Board of Directors of Avon Products, Inc. (“Avon,” the “Company,” “we,” “us,” or “our”) of proxies to be voted at our Annual Meeting of Shareholders, which will take place on Tuesday, May 6, 2014.

This Proxy Statement describes the matters to be voted on at the Annual Meeting and contains other required information.

Distribution of Proxy Materials	We are providing access to our proxy materials over the Internet. Accordingly, on or about March 27, 2014, we mailed our shareholders a Notice of Internet Availability of Proxy Materials (“proxy notice”), which contains instructions on how to access our proxy materials over the Internet and vote online. If you received a proxy notice, you will not receive a printed copy of our proxy materials by mail unless you request one by following the instructions provided on the proxy notice. We mailed the proxy materials to participants in our Avon Personal Savings Account Plan.

Shareholders Entitled to Vote	Shareholders as of the close of business on March 18, 2014, the record date, are entitled to vote. There were approximately 433,818,855 shares of common stock outstanding on March 18, 2014 and entitled to vote. Shareholders are entitled to cast one vote per share on all matters.

How to Vote	Shareholders can vote in one of several ways:

• Via the Internet—Visit the website on the proxy notice or proxy card

• By Telephone—Call the telephone number on the proxy card.

• By Mail—Sign, date and return your proxy card in the enclosed envelope

• In Person—Attend the Annual Meeting (follow instructions below)

If your shares are held in a stock brokerage account or by a bank or other record holder, follow the voting instructions on the form that you receive from them. The availability of telephone and Internet voting will depend on their voting process. If you do not give instructions to the broker, bank or other record holder holding your shares, it will not be authorized to vote with respect to Proposals 1, 2, 4 or 5. We therefore urge you to provide instructions so that your shares may be voted.

Attending the Annual Meeting	Shareholders who would like to attend the Annual Meeting in person are asked to follow the guidelines below. Anyone who arrives without an admission ticket or pre-registration will not be admitted to the Annual Meeting unless it can be verified that the individual was a shareholder as of March 18, 2014.

Shareholders of Record (shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A.)

•   Please bring the admission ticket that is attached to your proxy notice and/or proxy card and photo identification. If you vote in advance of the Annual Meeting, please keep a copy of your admission ticket and bring it with you.

• If you do not have your admission ticket at the Annual Meeting, you must bring other proof of your Avon share ownership as of March 18, 2014 and photo identification.

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Beneficial Owners (shares are held in a stock brokerage account or by a bank or other record holder)

•   We recommend that you pre-register to attend the meeting by sending a written request, along with proof of ownership (such as a current brokerage statement), to our Investor Relations Department, Avon Products, Inc., 777 Third Avenue, New York, New York 10017, by mail or by fax to (646) 606-3302. We must receive your request at least one week prior to the Annual Meeting to have time to process your request. In addition, please bring photo identification to the Annual Meeting.

• You may attend without pre-registration; however, you must bring proof of your Avon share ownership as of March 18, 2014 and photo identification.

You may vote in person at the Annual Meeting. Please note, however, that shares held in a stock brokerage account or by a bank or other record holder may be voted in person at the Annual Meeting only if you obtain a legal proxy from such broker, bank or other record holder giving you the right to vote the shares.

Voting Instructions	Your proxy, when properly signed and returned to us, or processed by telephone or via the Internet, and not revoked, will be voted in accordance with your instructions. We are not aware of any other matter that may be properly presented at the meeting. If any other matter is properly presented, the persons named as proxies on the proxy card will have discretion to vote in their best judgment.

Unless you give other instructions on your proxy card, or unless you give other instructions when you cast your vote by telephone or via the Internet, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors as follows: for the election of directors, the approval of the compensation of our named executive officers, and the ratification of the appointment of our independent registered public accounting firm, and against the shareholder proposals.

Revoking Your Proxy or
Changing Your Vote	If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you may revoke your proxy at any time before it is actually voted by giving written notice of revocation to our Corporate Secretary at the address set forth in the Notice of Annual Meeting of Shareholders, by delivering a proxy bearing a later date (including by telephone or by Internet) or by attending and voting in person at the Annual Meeting. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request.

If your shares are held in a stock brokerage account or by a bank or other record holder, you may submit new voting instructions by contacting your broker, bank or other record holder or, if you have obtained a legal proxy from your broker, bank or other record holder giving you the right to vote your shares, by attending the meeting and voting in person.

Quorum Requirements	The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting will constitute a quorum, permitting the meeting to conduct its business.

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Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a broker or other record holder holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power and has not received instructions from the beneficial owner. If you do not give instructions to the broker, bank or other record holder holding your shares, it will not be authorized to vote your shares with respect to Proposals 1, 2, 4 or 5. We therefore urge you to provide instructions so that your shares held in a stock brokerage account or by a bank or other record holder may be voted.

Approval of a Proposal	Each of the Proposals requires the affirmative vote of a majority of the votes cast at the Annual Meeting. “Votes cast” means the votes actually cast “for” or “against” a particular proposal, whether in person or by proxy. Therefore, abstentions and broker non-votes generally have no effect in determining whether a proposal is approved by shareholders.
Avon Associates—Personal
Savings Account Plan	The trustee of the Avon Personal Savings Account Plan (the “Plan”), as record holder of the shares held in the Plan, will vote the shares allocated to your account in accordance with your instructions. Unless your vote is received by 11:59 P.M. (New York time) on May 1, 2014 and unless you have specified your instructions, your shares cannot be voted by the trustee.

Voting Deadline	If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. and if you vote by telephone or the Internet, your vote must be received by 1:00 A.M. (New York time) on May 6, 2014. If you do not prefer to vote by telephone or Internet, you should complete and return the proxy card as soon as possible, so that it is received no later than the closing of the polls at the Annual Meeting.

If your shares are held in a stock brokerage account or by a bank or other record holder, you should return your voting instructions in accordance with the instructions provided by the broker, bank or other record holder who holds the shares on your behalf.

If you hold shares in the Avon Personal Savings Account Plan, your voting instructions must be received by 11:59 P.M. (New York time) on May 1, 2014.

Tabulation of Votes	Representatives of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes and act as inspectors of election.

Vote Results	We intend to announce preliminary voting results at the Annual Meeting and to publish final results in a current report on Form 8-K within four business days of the Annual Meeting.

All proxies, ballots and voting materials that identify the votes of specific shareholders will generally be kept confidential, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, and to facilitate a successful proxy solicitation.

7

PROPOSAL 1—ELECTION OF DIRECTORS

The Board of Directors has fixed the number of directors at 10 and has nominated Douglas R. Conant, W. Don Cornwell, V. Ann Hailey, Nancy Killefer, Maria Elena Lagomasino, Sara Mathew, Sheri McCoy, Charles H. Noski, Gary M. Rodkin, and Paula Stern for election. All nominees are current members of our Board. Ann S. Moore is retiring from the Board as of May 6, 2014. Each nominee elected as a director will hold office until the next succeeding Annual Meeting or until his or her successor is elected and qualified. All nominees have consented to serve as director, if elected. We have no reason to believe that any of the nominees will be unable or unwilling to serve as a director.

If a nominee receives a greater number of votes “withheld” from his or her election than votes “for” such election, he or she is required to tender his or her resignation in accordance with our Corporate Governance Guidelines, as described under “Information Concerning The Board Of Directors—Board Policy Regarding Voting for Directors” on page 15.

THE BOARD OF DIRECTORS RECOMMENDS that you vote FOR the election as directors of the nominees listed below.

DOUGLAS R. CONANT
Director since 2012
Age: 62

Mr. Conant was appointed Chairman of Avon’s Board of Directors in April 2013. Mr. Conant served as President and Chief Executive Officer and as a member of the Board of Directors of the Campbell Soup Company from January 2001 to July 2011. Previously, he was President of Nabisco Foods Company from 1995 to 2000. Mr. Conant joined Nabisco in 1992 and served as President of Sales; Senior Vice President, Marketing for The Nabisco Biscuit Company; and Vice President/General Manager of the Fleischmann’s Company. In August 2011, Mr. Conant founded ConantLeadership, a company dedicated to improving the quality of leadership in the 21st century, and has held the position of Chief Executive Officer since the company’s inception. Mr. Conant has served as Chairman of the Kellogg Executive Leadership Institute at Northwestern University since July 2013 and is also a director of AmerisourceBergen Corporation.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS: Mr. Conant has extensive public company experience as a seasoned executive of global consumer product companies. He brings significant corporate leadership skills and management experience that will provide a valuable perspective and understanding of the challenges facing the Company. Additionally, his recognized expertise in marketing and branding, strategic innovation, and corporate turnaround enables him to provide insightful guidance in helping to drive the Company’s growth.

COMMITTEE MEMBERSHIP: Compensation and Management Development Committee; Nominating and Corporate Governance Committee (Chair)

W. DON CORNWELL
Director since 2002
Age: 66

Mr. Cornwell was Chairman and Chief Executive Officer of Granite Broadcasting Corporation from 1988 until his retirement in August 2009, and served as Vice Chairman until December 2009. On December 11, 2006, Granite Broadcasting Corporation filed for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code and emerged from its restructuring on June 4, 2007. Previously, Mr. Cornwell was Chief Operating Officer for the Corporate Finance Department at Goldman, Sachs & Co. from 1980 to 1988 and Vice President of the Investment Banking Division of Goldman, Sachs from 1976 to 1988. He is a member of the joint diversity advisory council of Comcast and NBCUniversal and a trustee of Big Brothers Big Sisters of New York. Mr. Cornwell is also a director of Pfizer, Inc. and American International Group, Inc.

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KEY ATTRIBUTES, EXPERIENCE AND SKILLS: Through Mr. Cornwell’s career as an entrepreneur driving the growth of a consumer focused media company, an executive in the investment banking industry and as a director of several significant consumer product and health care companies, he has valuable business, leadership, and management experience and brings important perspectives on the issues facing the Company. Mr. Cornwell founded and built Granite Broadcasting Corporation, a consumer focused media company, through acquisitions and operating growth enabling him to provide insight and guidance on strategic direction and growth. Mr. Cornwell’s strong financial background, including his work at Goldman, Sachs prior to co-founding Granite and his service on the audit and investment committees of other companies, also provides financial expertise to the Board, including an understanding of financial statements, corporate finance, accounting, and capital markets.
COMMITTEE MEMBERSHIP: Audit Committee; Finance Committee (Chair)

V. ANN HAILEY
Director since 2008
Age: 63

Ms. Hailey served as President, Chief Executive Officer, Chief Financial Officer, and member of the board of Famous Yard Sale, Inc., an online marketplace for celebrities to offer items in a virtual yard-sale format, from July 2012 to March 2014. From January 2009 to January 2010, Ms. Hailey served as Chief Financial Officer of Gilt Groupe, Inc., an Internet retailer of discounted luxury goods. She was Executive Vice President of Limited Brands, Inc. from August 1997 to September 2007; EVP, Chief Financial Officer from August 1997 until April 2006; and EVP, Corporate Development from April 2006 until September 2007. Previously, she was a director of the Federal Reserve Bank of Cleveland and served as chair of its audit committee. Ms. Hailey is currently a director of W.W. Grainger, Inc. and the Realogy Holdings Corp.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS: Ms. Hailey has spent her career in consumer businesses and brings key financial and operations experience to the Company. In particular, Ms. Hailey possesses broad expertise in finance, strategic planning, branding and marketing, retail goods and sales and distribution on a global scale. Ms. Hailey’s positions as chief financial officer, her current and prior service on the audit committees of other companies and as audit chair of the Cleveland Federal Reserve Bank and her accounting and financial knowledge, also impart significant expertise to the Board, including an understanding of financial statements, corporate finance, accounting, and capital markets. Through her most recent experience at Gilt Groupe, Inc. and Famous Yard Sale, Inc., Ms. Hailey has added experience in internet site development and selling and new venture management and funding.

COMMITTEE MEMBERSHIP: Audit Committee; Finance Committee

NANCY KILLEFER
Director since 2013
Age: 60

Ms. Killefer served as a Senior Partner at McKinsey & Company, an international management consulting firm, until her retirement in August 2013. She joined McKinsey in 1979 and held a number of leadership roles, including as a member of the firm’s governing board. Ms. Killefer led the firm’s recruiting and chaired several of the firm’s personnel committees. From 2000 to 2007, she ran McKinsey’s Washington, D.C. office. From 1997 to 2000, Ms. Killefer served as Assistant Secretary for Management, Chief Financial Officer and Chief Operating Officer at the U.S. Department of Treasury. In 2000, she returned to McKinsey to establish and lead the firm’s Public Sector Practice. She also served as a member of the IRS Oversight Board from 2000 to 2005 and as chair of that body from 2002 to 2004. Ms. Killefer is currently a director of The Advisory Board Company and Computer Sciences Corporation.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS: Ms. Killefer has served in key leadership positions in both the private and public sector and brings to the Board significant expertise in strategy development, execution, marketing, brand-building, and organizational efficiencies across all sectors. In particular, her experience with consumer-based and retail industries is valuable to the Company. In addition, Ms. Killefer’s strong financial background, including her experience as Chief Financial Officer and Chief Operating Officer of the U.S. Department of Treasury, provides expertise to the Board on financial and accounting matters.

COMMITTEE MEMBERSHIP: Audit Committee

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MARIA ELENA LAGOMASINO
Director since 2000
Age: 65

Ms. Lagomasino has served as Chief Executive Officer and Managing Partner of WE Family Offices, a wealth advisory firm, since March 2013. From November 2005 to October 2012, she held the position of Chief Executive Officer of GenSpring Family Offices, an affiliate of Sun Trust Banks Inc. Ms. Lagomasino was Chairman and Chief Executive Officer of J.P. Morgan Private Bank, a division of J.P. Morgan Chase & Co., from September 2001 to March 2005. Prior to assuming these roles, she was Managing Director at The Chase Manhattan Bank, in charge of its Global Private Banking Group. Ms. Lagomasino had been with Chase Manhattan since 1983 in various positions in private banking. Prior to 1983, she was a Vice President at Citibank. Ms. Lagomasino is a member of the Council on Foreign Relations, the Economic Club of New York, and the Institute for the Fiduciary Standard. She is a director of the Americas Society and a Trustee of the National Geographic Society. Ms. Lagomasino is also a director of the Coca-Cola Company.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS: Ms. Lagomasino is a recognized leader in the wealth management industry, with over thirty years of financial services experience, including investment and capital markets. This financial and business expertise enhances her contribution to the oversight of the Company’s strategic direction and growth. Ms. Lagomasino also has broad international experience, including management of 3,000 employees in over 20 countries as Chief Executive Officer of JP Morgan Private Bank and decades of work with Latin America, which is one of the Company’s key markets. Through her professional background, including her service on the compensation committee of another public company, Ms. Lagomasino provides valuable knowledge of executive compensation matters. Through her tenure on our Board, Ms. Lagomasino has a deep understanding of the Company’s business and strategic focus and has provided key leadership and guidance to drive our growth.

COMMITTEE MEMBERSHIP: Compensation and Management Development Committee (Chair); Nominating and Corporate Governance Committee

SARA MATHEW
Director since 2014
Age: 58

Ms. Mathew was Chairman of the Board and Chief Executive Officer of The Dun & Bradstreet Corporation from July 2010 to October 2013 and served in an advisory role there until the end of 2013. Previously, she held a number of other leadership roles at Dun & Bradstreet, including Chief Executive Officer prior to assuming the Chairman role from January 2010 to June 2010, President from March 2007 to June 2010, Chief Operating Officer from March 2007 to December 2009, and Chief Financial Officer from August 2001 to February 2007. Before joining Dun & Bradstreet, Ms. Mathew had an 18-year career at Procter & Gamble, where she held a number of management positions, including Vice President of Finance in Asia and Chief Financial Officer of the global baby care business unit. Ms. Mathew is a member of the Zurich International Advisory Council and a director of The Campbell Soup Company and Freddie Mac.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS: Ms. Mathew brings a wealth of experience ranging from business-to-business digital to the consumer products industry. She is a recognized transformational leader and her experience as Chairman, Chief Executive Officer, and Chief Financial Officer of a global public company provides valuable knowledge and insights in global business and financial matters. In addition, her recognized technological expertise enhances her contribution to the oversight of the Company’s strategic direction and growth.

COMMITTEE MEMBERSHIP: Finance Committee

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SHERI MCCOY
Director since 2012
Age: 55

Ms. McCoy joined Avon as Chief Executive Officer in April 2012 and was elected to the Board of Directors in May 2012. She joined Avon after 30 years with Johnson & Johnson, where she rose to Vice Chairman in January 2011. Most recently at Johnson & Johnson, Ms. McCoy oversaw Pharmaceutical, Consumer, Corporate Office of Science & Technology, and Information Technology divisions. Prior to that, she served in a number of leadership roles, including Worldwide Chairman, Pharmaceuticals Group from 2009 to 2011; Worldwide Chairman, Surgical Care Group from 2008 to 2009; and Company Group Chairman and Worldwide Franchise Chairman of Ethicon, Inc., a subsidiary of Johnson & Johnson, from 2005 to 2008. Earlier in her career, she was Global President of the Baby and Wound Care franchise; Vice President, Marketing for a variety of global brands; and Vice President, Research & Development for the Personal Products Worldwide Division. She serves on the boards of the Partnership for New York, Catalyst, Stonehill College, and the non-profit science and technology organization FIRST.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS: Ms. McCoy has a unique combination of strategic and finely honed operational skills and a significant turnaround track record. Throughout her career, she has consistently achieved results and driven change across highly diverse operating units with widely varying product lines, customers, distribution channels, and business models. Ms. McCoy has deep global experience and is highly skilled at managing complex, matrixed organizational structures.

CHARLES H. NOSKI
Director since 2012
Age: 61

Mr. Noski served as Vice Chairman of Bank of America Corporation from June 2011 until his retirement in September 2012, having served previously as Executive Vice President and Chief Financial Officer from May 2010 to June 2011. Prior to that, Mr. Noski was Corporate Vice President and Chief Financial Officer of Northrop Grumman Corporation from 2003 to 2005 and served on its board of directors from 2002 to 2005. He was AT&T Corporation’s Senior Executive Vice President and Chief Financial Officer from 1999 to 2002 and Vice Chairman of the board of directors during 2002. Earlier in his career, Mr. Noski was President, Chief Operating Officer and Chief Financial Officer of Hughes Electronics Corporation and a Partner with Deloitte & Touche LLP. Mr. Noski served as Chairman of the Financial Accounting Standards Advisory Council of the Financial Accounting Standards Board (FASB) in 2012 and 2013. During the past five years, he has been a director of Air Products and Chemicals, Inc., Automatic Data Processing, Inc., Morgan Stanley, and Merrill Lynch & Co. (a wholly owned subsidiary of Bank of America Corporation). Mr. Noski is currently a director of Avery Dennison Corporation and Microsoft Corporation.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS: Mr. Noski is a seasoned business leader with significant finance, accounting, auditing and business operations expertise. In particular, his role as chief financial officer at major global corporations and his public company board experience enhance his contributions to the Company’s turnaround and strategic initiatives. His key insights into finance and accounting matters, including capital management, restructuring, and capital markets, are highly valuable to the Board.

COMMITTEE MEMBERSHIP: Audit Committee (Chair)

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GARY M. RODKIN
Director since 2007
Age: 61

Mr. Rodkin is the Chief Executive Officer of ConAgra Foods, Inc. and serves as a member of its Board of Directors. Prior to joining ConAgra Foods, Inc. in October 2005, he was Chairman and Chief Executive Officer of PepsiCo Beverages and Foods North America. Mr. Rodkin was also President and Chief Executive Officer of Pepsi-Cola North America from 1999 to 2002, and President of Tropicana from 1995 to 1998. He held various management positions at General Mills from 1979 to 1995, including President of Yoplait Yogurt. Mr. Rodkin is Chairman of the Grocery Manufacturers of America and Chair of the Board of Boys Town. He also serves on the Rutgers Board of Overseers and Strategic Command Consultation Committee.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS: Mr. Rodkin has spent his career building leading consumer brands and contributes key marketing, financial and operations expertise to the Company. His broad-based business expertise and corporate leadership skills as a public company Chief Executive Officer provide significant insight and guidance on issues facing the Company and strengthen the Board’s collective qualifications, skills, and experience. In particular, Mr. Rodkin’s strong turnaround experience enhances his contribution to the oversight of the Company’s strategic direction and growth.

COMMITTEE MEMBERSHIP: Compensation and Management Development Committee; Finance Committee

PAULA STERN, Ph.D.
Director since 1997
Age: 68

The Honorable Paula Stern, Ph.D is Chairwoman of The Stern Group, Inc., an international advisory firm focusing on business and government strategy, which was established in 1988. She was Commissioner of the U.S. International Trade Commission from 1978 to 1987 and Chairwoman from 1984 to 1986. She serves on the U.S. Department of State’s Advisory Committee on International Economic Policy and the U.S. Department of Commerce’s Renewable Energy and Energy Efficiency Advisory Committee. Dr. Stern is a member of the Board of Trustees of the Committee for Economic Development; the Executive Committee of the Atlantic Council; the Council on Foreign Relations; Inter-American Dialogue; and the Bretton Woods Committee. She is also a member of the International Advisory Board of Lafarge and the Corporate Board Advisory Group of Diversified Search. During the past five years, Dr. Stern has served as a director of Hasbro, Inc. She is currently a director of Rent-A-Center, Inc.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS: Dr. Stern is a distinguished scholar with over 30 years of professional experience in regulatory, legislative and business matters. She is an expert on business and government strategy, including global trade and competitive considerations, and provides the Company with valuable leadership and perspective in these areas. In addition, Dr. Stern’s strong background in the direct selling regulatory framework is an asset in light of our business, which is conducted worldwide primarily through direct selling. Further, through her decades of service on corporate boards, including consumer products companies, she has gained corporate governance and leadership experience that enhances her contribution to the Company. Through her tenure on our Board, Dr. Stern has a deep understanding of the Company’s business and strategic focus and has provided key leadership and guidance to drive our growth.

COMMITTEE MEMBERSHIP: Finance Committee; Nominating and Corporate Governance Committee

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INFORMATION CONCERNING THE BOARD OF DIRECTORS

2013 Board Meetings

Our Board of Directors held 10 meetings in 2013. Directors are expected to attend all meetings of the Board of Directors and the Board Committees on which they serve and to attend the Annual Meeting of Shareholders. All directors attended at least 75% of the aggregate number of 2013 meetings of the Board and of each Board Committee on which he or she served. All of the directors then serving on the Board attended the 2013 Annual Meeting. In addition to participation at Board and Committee meetings and the Annual Meeting of Shareholders, our directors discharge their duties throughout the year through communications with senior management.

Non-employee directors meet in regularly scheduled executive sessions, as needed, without the CEO or other members of management. In the absence of the Chairman from any executive session, the non-employee directors will choose from among themselves a presiding director.

Board Leadership Structure

The Board currently separates the positions of CEO and Chairman. Mr. Conant, our Chairman, is an independent director. The Board evaluates its leadership structure periodically and believes that separating the Chairman and CEO roles is important as the Company focuses on its turnaround and stabilization efforts.

Risk Oversight

The Board of Directors administers its risk oversight function primarily through the Audit Committee, which oversees the Company’s risk management practices. The Audit Committee is responsible for, among other things, discussing with management on a regular basis the Company’s guidelines and policies that govern the process for risk assessment and risk management. This discussion includes the Company’s major risk exposures and actions taken to monitor and control such exposures. The Audit Committee also has oversight of the Company’s risk management committee, composed of certain key executives. The Company has an enterprise risk management process and provides regular updates to the Audit Committee with respect to this process. The Audit Committee also regularly reports to the full Board on the Company’s risk management practices. While the Audit Committee has primary responsibility for overseeing risk management, other Board Committees also oversee risk within their areas of responsibility, as appropriate. For certain risks, oversight is conducted by the full Board. We believe that the Chairman, CEO, and roles of the Board and the Board Committees provide the appropriate leadership to help ensure effective risk oversight.

Communications with Directors

A shareholder or other interested party who wishes to communicate with the Board, the non-employee directors as a group, the Chairman or any other individual director may do so by addressing the correspondence to that individual or group, c/o Corporate Secretary, Avon Products, Inc., 777 Third Avenue, New York, NY 10017. All correspondence addressed to a director will be forwarded to that director.

Board Committees

The Board has the following regular standing committees: Audit Committee, Compensation and Management Development Committee, Nominating and Corporate Governance Committee, and Finance Committee. The charters of each Committee, our Corporate Governance Guidelines and our Code of Conduct (which applies to the Company’s directors, officers and employees) are available on our investor website (www.avoninvestor.com).

Audit Committee Charles H. Noski (Chair), W. Don Cornwell, V. Ann Hailey, Nancy Killefer 9 meetings in 2013

Primary Responsibilities

•	Assists the Board in fulfilling its responsibility to oversee the integrity of our financial statements, controls and disclosures, our compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, and the performance of our internal audit function and independent registered public accounting firm. The Committee has the authority to conduct any investigation appropriate to fulfilling its purpose and responsibilities.

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•	The Board has determined that Mr. Noski, Mr. Cornwell and Ms. Hailey are “audit committee financial experts,” under the rules of the Securities and Exchange Commission and that all of the Committee members are independent and financially literate under the listing standards of the New York Stock Exchange.

Compensation and Management Development Committee Maria Elena Lagomasino (Chair), Douglas R. Conant, Ann S. Moore, Gary M. Rodkin 12 meetings in 2013

Primary Responsibilities

•	Discharges the responsibilities of the Board relating to executive compensation, including reviewing and establishing our overall executive compensation and benefits philosophy, including review of the risk and reward structure of executive compensation plans, policies and practices, as appropriate. In addition, the Committee, in consultation with the independent members of the Board, reviews and approves the goals and objectives relevant to the compensation of the CEO and determines the compensation of the CEO. It also determines the compensation of all senior officers and oversees incentive compensation plans, including establishing performance measures and evaluating and approving any incentive pay-outs thereunder.

•	Reviews and evaluates the Company’s talent management and succession planning approach, philosophy, and key processes, and is responsible for development and succession plans for members of the Company’s Executive Committee and their potential successors.

•	The Committee may delegate responsibilities to a subcommittee composed of one or more members of the Committee, provided that any action taken shall be reported to the full Committee as soon as practicable, but in no event later than at the Committee’s next meeting. In addition, the Committee may delegate certain other responsibilities, as described in the Committee charter. For example, the Committee has delegated to Ms. McCoy as a director the authority to approve annual and off-cycle equity awards to employees who are not senior officers.

•	A description of the role of the compensation consultant engaged by the Committee, scope of authority of the Committee and the role of executive officers in determining executive compensation is set forth on pages 30-31 under “Compensation Discussion and Analysis—Roles in Executive Compensation.”

Nominating and Corporate Governance Committee Douglas R. Conant (Chair), Maria Elena Lagomasino, Ann S. Moore, Paula Stern 8 meetings in 2013

Primary Responsibilities

•	Identifies individuals qualified to become Board members, consistent with criteria approved by the Board, and recommends to the Board the candidates for directorships to be filled by the Board.

•	Develops and recommends to the Board corporate governance principles, monitors developments in corporate governance, and makes recommendations to the Board regarding changes in governance policies and practices.

•	Oversees the evaluation of the Board, including conducting an annual evaluation of the performance of the Board and Board committees.

•	Reviews and recommends to the Board policies regarding the compensation of non-employee directors. A description of the compensation of non-employee directors and the Committee’s scope of authority with respect to such matters is set forth on page 19 under “Director Compensation—Role of Nominating and Corporate Governance Committee.”

Finance Committee W. Don Cornwell (Chair), V. Ann Hailey, Sara Mathew, Gary M. Rodkin, Paula Stern 10 meetings in 2013

Primary Responsibilities

•	Assists the Board in fulfilling its responsibilities to oversee our financial management, including oversight of our capital structure and financial strategies, investment strategies, banking relationships, and funding of the employee benefit plans.

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•	Responsible for the oversight of the deployment and management of our capital, including the oversight of certain key business initiatives.

Director Independence

The Board of Directors has concluded that each non-employee director who is currently serving and who served during 2013 is independent.

The Board of Directors assesses the independence of its non-employee members at least annually in accordance with the listing standards of the New York Stock Exchange and the regulations of the Securities and Exchange Commission, and our Corporate Governance Guidelines. As part of its assessment, the Board determines whether or not any such director has a material relationship with the Company, either directly or indirectly as a partner, shareholder or officer of an organization that has a relationship with the Company. The Board broadly considers all relevant facts and circumstances and will consider this issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. This consideration includes:

•	the nature of the relationship;

•	the significance of the relationship to Avon, the other organization and the individual director;

•	whether or not the relationship is solely a business relationship in the ordinary course of Avon’s and the other organization’s businesses and does not afford the director any special benefits; and

•	any commercial, industrial, banking, consulting, legal, accounting, charitable, familial and other relationships; provided, that ownership of a significant amount of our stock is not, by itself, a bar to independence.

In assessing the independence of directors and the materiality of any relationship with Avon and the other organization, the Board has determined that a relationship in the ordinary course of business involving the sale, purchase or leasing of property or services will not be deemed material if the amounts involved, on an annual basis, do not exceed the greater of (i) $1,000,000 or (ii) one percent (1%) of Avon’s revenues or one percent (1%) of the revenues of the other organization involved.

In the ordinary course of business, the Company has business relationships with certain companies on which Avon Directors also serve on the board of directors, including for example, advertising arrangements, software services, and insurance coverage. Based on the standards described above, the Board of Directors has determined that none of these transactions or relationships, nor the associated amounts paid to the parties, was material such that it would impede the exercise of independent judgment.

Board Policy Regarding Voting for Directors

Our Corporate Governance Guidelines provide that any director nominee who receives a greater number of votes “withheld” than votes “for” his or her election in an uncontested election of directors will promptly tender his or her resignation. The Nominating and Corporate Governance Committee will recommend to the Board whether to accept or reject the tendered resignation, or whether other action should be taken. The Nominating and Corporate Governance Committee will consider any factors or other information that it considers appropriate or relevant. The Board, taking into account the Nominating and Corporate Governance Committee’s recommendation, will act on the tendered resignation and publicly disclose its decision and the rationale within 90 days from the date of the certification of the election results.

Director Nomination Process & Shareholder Nominations

The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Board members, consistent with criteria approved by the Board, and for making recommendations to the Board regarding: (i) nominees for Board membership to fill vacancies and newly created positions, and (ii) the persons to be nominated by the Board for election at the Company’s annual meeting of shareholders. The Committee actively considers potential director candidates on an ongoing basis as part of its director succession planning efforts.

The Committee’s process for considering all candidates for election as directors, including shareholder-recommended candidates, is designed to ensure that the Committee fulfills its responsibility to recommend candidates that are properly qualified and are not serving any special interest groups, but rather the best interest of all of the shareholders.

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In making its recommendations, the Committee evaluates each candidate based on the independence standards described above and other qualification standards described below. For example, our Corporate Governance Guidelines and the charter of the Nominating and Corporate Governance Committee require that our directors possess the highest standards of personal and professional ethics, character and integrity and meet the standards set forth in our Corporate Governance Guidelines. In identifying candidates for membership on the Board, the Committee takes into account all factors it considers appropriate, consistent with criteria approved by the Board, which may include professional experience, knowledge, independence, diversity of backgrounds, and the extent to which the candidate would fill a present or evolving need on the Board. There is not a formal diversity policy; however, diversity of backgrounds, as one factor that the Committee may consider, is broadly construed to include differences of viewpoint, personal and professional experience, skill, gender, race, and other individual characteristics.

The Committee has retained a third-party search firm to locate candidates who may meet the needs of the Board and who, with the Chair of the Nominating and Corporate Governance Committee, recommended Ms. Killefer and Ms. Mathew to the Committee during 2013 and worked with the Board in reviewing and advancing their candidacies. The firm typically provides information on a number of candidates for review and discussion by the Committee. If appropriate, the Committee chair and other members of the Committee and the Board interview potential candidates. If the Committee determines that a potential candidate meets the needs of the Board, has the relevant qualifications, and meets the standards set forth in our Corporate Governance Guidelines, the Committee will vote to recommend to the Board the election of the candidate as a director.

The Committee will consider director candidates recommended by shareholders if properly submitted to the Committee in accordance with our Corporate Governance Guidelines. Shareholders wishing to recommend persons for consideration by the Committee as nominees for election to the Board of Directors can do so by writing to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Avon Products, Inc., 777 Third Avenue, New York, NY 10017. Recommendations must include the proposed nominee’s name, detailed biographical data, work history, qualifications and corporate and charitable affiliations. A written statement from the proposed nominee consenting to be named as a nominee and, if nominated and elected, to serve as a director is also required. The Committee will then consider the candidate and the candidate’s qualifications using the criteria as set forth above. The Committee may discuss with the shareholder making the nomination the reasons for making the nomination and the qualifications of the candidate. The Committee may then interview the candidate and may also use the services of a search firm to provide additional information about the candidate prior to making a recommendation to the Board.

Shareholders of record may also nominate candidates for election to the Board by following the procedures set forth in our By-Laws. Information regarding these procedures for nominations by shareholders will be provided upon request to our Corporate Secretary.

In addition, our Corporate Governance Guidelines provide that any non-employee director who will be age 72 or older at the time of the election may not stand for reelection unless requested by the Board.

Certain Legal Proceedings

In July and August 2010, derivative actions were filed in state court against certain present or former officers and/or directors of the Company (Carol J. Parker, derivatively on behalf of Avon Products, Inc. v. W. Don Cornwell, et al. and Avon Products, Inc. as nominal defendant (filed in the New York Supreme Court, Nassau County, Index No. 600570/2010); Lynne Schwartz, derivatively on behalf of Avon Products, Inc. v. Andrea Jung, et al. and Avon Products, Inc. as nominal defendant (filed in the New York Supreme Court, New York County, Index No. 651304/2010)). On November 22, 2013, a derivative action was filed in federal court against certain present or former officers and/or directors of the Company (Sylvia Pritika, derivatively on behalf of Avon Products, Inc. v. Ann S. Moore, et al. and Avon Products, Inc. as nominal defendant (filed in the United States District Court for the Southern District of New York, No. 13-CV-8369)). The claims asserted in one or more of these actions include alleged breach of fiduciary duty, abuse of control, waste of corporate assets, and unjust enrichment, relating to the Company’s compliance with the Foreign Corrupt Practices Act, including the adequacy of the Company’s internal controls. The relief sought against the individual defendants in one or more of these derivative actions include certain declaratory and equitable relief, restitution, damages, exemplary damages, and interest. The Company is a nominal defendant, and no relief is sought against the Company itself. In the Parker case, plaintiff has agreed that defendants’ time to file an answer, motion to dismiss or other response is adjourned until plaintiff files an amended pleading. In Schwartz, the parties have agreed to defer the filing of an amended complaint and the defendants’ response thereto until the parties submit a further stipulation addressing the scheduling of proceedings. In Pritika, a motion to dismiss was served on behalf of the defendants on March 7, 2014.

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Consistent with the Company’s By-Laws and the New York Business Corporation Law, expenses in connection with all of the foregoing actions and certain other matters described in the Company’s Annual Report on Form 10-K are being paid by the Company on behalf of certain present or former officers and/or directors.

Compensation and Management Development Committee Interlocks and Insider Participation

No member of our Board’s Compensation and Management Development Committee has served as one of our officers or employees at any time. None of our executive officers served during 2013 as a member of the board of directors or as a member of a compensation committee of any other company that has an executive officer serving as a member of our Board of Directors or Compensation and Management Development Committee.

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DIRECTOR COMPENSATION

The following table discloses compensation received by our non-employee directors during 2013.

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)[1]	Nonqualified Deferred Compensation Earnings ($)[2]	All Other Compensation ($)[3]	Total ($)
Mr. Conant	337,000	115,004	—	76	452,080
Mr. Cornwell	97,000	115,004	—	15,576	227,580
Ms. Hailey	91,000	115,004	—	76	206,080
Mr. Hassan[4]	100,774	—	336	25	101,135
Ms. Killefer[5]	31,667	—	—	25	31,692
Ms. Lagomasino	96,000	115,004	—	76	211,080
Ms. Mathew[6]	—	—	—	—	—
Ms. Moore	87,000	115,004	146	76	202,227
Mr. Noski	95,000	191,666	—	15,576	302,242
Mr. Rodkin	87,000	115,004	—	15,576	217,580
Dr. Stern	87,000	115,004	187	9,793	211,984
Mr. Weinbach[4]	25,343	—	1,831	15,532	42,706

1	Stock awards consist of 4,985 service-based restricted stock units (“RSUs”), which were granted on May 2, 2013 as part of the annual retainer for non-employee directors. Mr. Noski, who joined the Board in September 2012, received an additional pro-rata award of 3,323 RSUs for his service on the Board prior to our 2013 Annual Meeting. The aggregate grant date fair value of the RSUs was determined based on the grant date fair value in accordance with FASB ASC Topic 718. See also Note 10 in the Notes to the Consolidated Financial Statements contained in our Form 10-K for 2013 for a description of our share-based awards.

At fiscal year end, each non-employee director held the following aggregate number of restricted stock awards, RSUs and option awards:

•	Mr. Conant: 10,917 RSUs

•	Mr. Cornwell: 9,563 shares of restricted stock, 25,337 RSUs, and options to purchase 16,000 shares

•	Ms. Hailey: 23,823 RSUs

•	Mr. Hassan: Options to purchase 16,000 shares

•	Ms. Lagomasino: 10,819 shares of restricted stock, 25,337 RSUs, and options to purchase 16,000 shares

•	Ms. Moore: 25,623 shares of restricted stock, 25,337 RSUs, and options to purchase 16,000 shares

•	Mr. Noski: 8,308 RSUs.

•	Mr. Rodkin: 2,519 shares of restricted stock and 25,337 RSUs

•	Dr. Stern: 15,999 shares of restricted stock, 25,337 RSUs, and options to purchase 16,000 shares

•	Mr. Weinbach: Options to purchase 16,000 shares

2	This column includes earnings on deferred compensation balances invested in the cash account under the Board of Directors of Avon Products, Inc. Deferred Compensation Plan during 2013 that earned interest at the prime rate and which exceeded 120% of the applicable federal long-term interest rate published by the Treasury Department at the time the interest rate was set.

3

This column includes payments of life and business travel accident insurance premiums and matches made pursuant to the Avon Foundation Matching Gift Program. Non-employee directors are eligible to participate in the Avon

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Foundation’s U.S. Associate Matching Gift Program on the same terms as Avon Products, Inc. employees. Under this program, the Avon Foundation will match a non-employee director’s contribution to a charitable organization up to $15,500 per year. This column includes the following amounts, which were in excess of $10,000, each for matches to charitable organizations: Mr. Cornwell, $15,500; Mr. Noski, $15,500; Mr. Rodkin, $15,500; and Mr. Weinbach, $15,500.

4	Mr. Hassan left the Board in April 2013 and Mr. Weinbach left the Board in May 2013.

5	Ms. Killefer, who joined the Board in September 2013, did not receive a grant of RSUs during 2013.

6	Ms. Mathew, who joined the Board in January 2014, did not earn any compensation during 2013.

Annual Retainer Fees

Directors who are employees of Avon or any of our subsidiaries receive no remuneration for services as a director. As in prior years, in 2013, each non-employee director was entitled to an annual retainer of $190,000, consisting of $75,000 in cash plus an annual grant of RSUs having a market value as of the date of grant of approximately $115,000 based on the closing price of our common stock on the date of grant. Pursuant to the Avon Products, Inc. Compensation Plan for Non-Employee Directors, annual RSU awards are granted on the same date as the Annual Meeting of Shareholders and vest on the date of the next Annual Meeting of Shareholders, provided that such non-employee director has served as a member of the Board of Directors for the entirety of his or her annual term. Vested RSUs are settled upon a director’s departure from the Board. A non-employee director is entitled to regular dividend equivalent payments on RSUs but does not have the right to vote RSUs until settlement.

In addition to the annual Board retainer, during 2013, the Company paid a $10,000 retainer for service on the Audit Committee and a $6,000 retainer for service on each of the other Board committees. Furthermore, the Chairman of the Board received an additional fee of $250,000, the chair of the Audit Committee received an additional fee of $10,000, the chair of the Compensation and Management Development Committee received an additional fee of $9,000, and the chair of each other Committee received an additional fee of $6,000. From time to time, we also provide directors with complimentary Avon products, such as samples of new product launches.

Pursuant to the Board of Directors of Avon Products, Inc. Deferred Compensation Plan, non-employee directors may elect to defer all or a portion of their cash retainer fees into a stock account or cash account. The amounts deferred into the stock account increase or decrease in value proportionately with the price of Avon’s common stock. The amounts deferred into the cash account, inclusive of accumulated interest, earn interest equal to the prime rate.

Stock Ownership Guidelines

The Board of Directors has adopted stock ownership guidelines which require non-employee directors to own shares of our common stock having a value equal to or greater than $350,000 within five years from the date of their election to the Board. All directors were in compliance with these guidelines for 2013 or are on track to satisfy them within the period allowed to satisfy the guidelines.

Role of the Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for periodically reviewing and making recommendations to the full Board regarding the compensation of non-employee directors. In making its recommendations, the Committee typically considers:

•	The form and amount of compensation necessary to attract and retain individuals who are qualified to serve on the Board and to align the interests of the directors with those of shareholders.

•	The non-employee director compensation practices of other companies to assist it in the development of the compensation program and practices for our non-employee directors.

•	The impact on the perceived independence of the directors of compensation in excess of customary amounts and of indirect compensation, such as charitable contributions to organizations with which a director is affiliated.

•	The advice of independent consultants retained from time to time by the Committee (no compensation consultant was retained to advise on non-employee director compensation for 2013).

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EXECUTIVE OFFICERS

The executive officers of the Company as of the date hereof are listed below. Executive officers are generally designated by the Board of Directors at its first meeting following the Annual Meeting of Shareholders or in connection with the appointment to his or her role. Each executive officer holds office until the first meeting of the Board of Directors following the next Annual Meeting of Shareholders or until his or her successor is elected, except in the event of death, resignation, removal or the earlier termination of his or her term of office.

Name	Title	Age	Year Designated Executive Officer
Sheri McCoy	Chief Executive Officer	55	2012
Kimberly A. Ross	Executive Vice President and Chief Financial Officer	48	2011
Fernando Acosta	Senior Vice President and President, Latin America	46	2011
Jeff Benjamin	Senior Vice President, General Counsel and Chief Ethics & Compliance Officer	68	2012
Pablo Munoz	Senior Vice President and President, North America	56	2013
Donagh Herlihy	Senior Vice President and Chief Information Officer	50	2011
John P. Higson	Senior Vice President and President, EMEA	56	2006
Robert Loughran	Vice President and Corporate Controller	49	2012
Susan Ormiston	Senior Vice President, Human Resources and Chief Human Resources Officer	43	2013
Nilesh Patel	Senior Vice President and President, Asia Pacific	54	2014
Patricia Perez-Ayala	Senior Vice President, Chief Marketing Officer and Global Brand & Category President	52	2012
David Powell	Senior Vice President of Business Transformation and Global Supply Chain	57	2013

Sheri McCoy joined Avon as Chief Executive Officer in April 2012 and was elected to the Board of Directors in May 2012. She joined Avon after 30 years with Johnson & Johnson, where she rose to Vice Chairman in January 2011. Most recently at Johnson & Johnson, Ms. McCoy oversaw Pharmaceutical, Consumer, Corporate Office of Science & Technology, and Information Technology divisions. Prior to that, she served in a number of leadership roles, including Worldwide Chairman, Pharmaceuticals Group from 2009 to 2011; Worldwide Chairman, Surgical Care Group from 2008 to 2009; and Company Group Chairman and Worldwide Franchise Chairman of Ethicon, Inc., a subsidiary of Johnson & Johnson, from 2005 to 2008. Earlier in her career, she was Global President of the Baby and Wound Care franchise; Vice President, Marketing for a variety of global brands; and Vice President, Research & Development for the Personal Products Worldwide Division. She serves on the boards of the Partnership for New York, Catalyst, Stonehill College, and the non-profit science and technology organization FIRST.

Kimberly A. Ross has been Avon’s Executive Vice President and Chief Financial Officer since November 2011. Prior to joining Avon, Ms. Ross served as the Executive Vice President and Chief Financial Officer of Royal Ahold N.V. since November 2007 and Deputy Chief Financial Officer from July to November 2007. Prior to that, Ms. Ross served as Ahold’s Senior Vice President and Chief Treasury and Tax Officer from April 2005 to July 2007, Senior Vice President and Group Treasurer from January 2004 to April 2005, Vice President and Group Treasurer from April 2002 to January 2004, and Assistant Treasurer from September 2001 to April 2002. Prior to joining Ahold in 2001, Ms. Ross was Director of Corporate Finance for the Americas at Joseph E. Seagram & Sons Inc. and served in a number of other management positions at Joseph E. Seagram from 1995 through 2001. Ms. Ross also held a number of management positions at Anchor Glass Container Corporation from 1992 to 1995. Prior thereto, she was Senior Manager at Ernst & Young Global Limited.

Fernando Acosta has been Avon’s Senior Vice President and President, Latin America since December 2011. Prior to joining Avon, Mr. Acosta spent 19 years at Unilever, where he advanced through a series of senior operating positions with increasing responsibility. Most recently, he served as Unilever’s Senior Vice President, Middle Americas since November 2010. Prior to that, he served as Unilever’s Senior Vice President, Skin Care and Cleansing from August 2008 to October 2010. Prior to that, he served as Senior Vice President, Dove Personal Care from July 2006 to July 2008. Prior to 2006, Mr. Acosta held various management positions within Unilever’s Deodorants and Hair Care businesses.

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Jeff Benjamin has been Avon’s Senior Vice President, General Counsel and Chief Ethics & Compliance Officer since September 2012. Prior to joining Avon, he was employed by Novartis Corporation (formerly known as Ciba-Geigy Corporation) from April 1974 through December 2011. There he served in a variety of general counseling positions from 1986 until his retirement in December 2011. In addition, he was Chief Ethics & Compliance Officer at Novartis Corporation from 1997 through 2010 and Chair of the Ethics & Compliance Committee from 2010 through 2011.

Donagh Herlihy has been Avon’s Senior Vice President, Chief Information Officer and eCommerce since March 2008. Prior to joining Avon, Mr. Herlihy was the Vice President-Supply Chain Strategy and Planning and Chief Information Officer for the Wm. Wrigley Jr. Company from 2007 to 2008. Prior to that, Mr. Herlihy served as Vice President-People, Learning & Development and Chief Information Officer from 2006 to 2007 and Vice President-Chief Information Officer from 2000 to 2006 at the Wm. Wrigley Jr. Company. Before that, he held positions of increasing responsibility with The Gillette Company in supply chain and information technology.

John P. Higson has been Avon’s Senior Vice President and President, EMEA since March 2012. Mr. Higson served as Senior Vice President, Global Commercial Operations from March 2011 to March 2012 and Senior Vice President, Global Direct Selling and Business Model Innovation from June 2009 to March 2011. Prior to that, Mr. Higson was Senior Vice President, Central and Eastern Europe from 2005 to 2009, Area Vice President, Central and Eastern Europe from 2002 to 2005 and, additionally during that period, was General Manager, Avon Poland from 2003 to 2005 and head of Global Sales Development from 1999 to 2002. Before that, he held various positions since joining Avon in 1985.

Robert Loughran has been Avon’s Vice President and Corporate Controller since May 2012. Prior to that, Mr. Loughran served as Vice President and Assistant Controller since September 2009 and prior to that he held the position of Executive Director, Assistant Controller since joining the Company in 2004.

Pablo Munoz has been Avon’s Senior Vice President and President, North America since June 2013. Prior to joining Avon, Mr. Munoz spent two decades at Tupperware Brands Corporation, most recently serving as Group President of the Americas region from January 2011 to May 2013. In September 2012, he assumed responsibility for Tupperware North America. Previously, Mr. Munoz served as Group President, Latin America from January 2010 to January 2011. Prior to January 2010, Mr. Munoz was Vice President, Latin America for approximately 5 years. Earlier in his career, Mr. Munoz spent five years at Sara Lee Corporation as Executive Director, Business Development and, prior to that, held positions at Booz Allen Hamilton, Inc. and Abbott Laboratories.

Susan Ormiston has been Avon’s Senior Vice President, Human Resources and Chief Human Resources Officer since July 2013. Prior to that, Ms. Ormiston served as Group Vice President, Global Functions & HR Operational Excellence since November 2012 and prior to that she held the position Vice President, Human Resources, Global Brand Marketing since joining Avon in August 2010. Prior to joining Avon, Ms. Ormiston was Senior Vice President, Human Resources, at global life insurer New York Life International from June 2007 to July 2010. Earlier in her career, she spent 15 years at IBM, progressing through human resources management roles of increasing responsibility in the U.S. and U.K.

Nilesh Patel has been Avon’s Senior Vice President and President, Asia Pacific since February 2014. Prior to joining Avon, Mr. Patel spent 26 years with the Heinz Company, most recently serving as President, Director and Regional CEO of the Heinz ASEAN Region from May 2007 to January 2014. Prior to that, he served as Managing Director and Chairman of the Board of the Board of Directors of Heinz India from 2004 to 2007. Before that, Mr. Patel held positions of increasing responsibility in technical, supply chain, and commercial functions in EMEA and in Asia, including China.

Patricia Perez-Ayala has been Avon’s Senior Vice President, Chief Marketing Officer and Global Brand & Category President since December 2012. Prior to joining Avon, Mrs. Perez-Ayala spent more than two decades with Procter & Gamble, most recently serving as General Manager and Vice President Eastern Europe from June 2010 to November 2012. Prior to that, she was Vice President of FemCare North America from January 2008 to June 2010. Before that, Mrs. Perez-Ayala held positions of increasing responsibility in business strategy, consumer marketing, and operations for Procter & Gamble’s businesses in Latin America and North America.

David Powell has been Avon’s Senior Vice President of Business Transformation and Global Supply Chain since February 2013. Prior to joining Avon, Mr. Powell was the Managing Partner at Midreef Partners, LLC from July 2012 to March 2013, and provided advisory support to medical technology, turn-around, and private/venture equity firms. Prior to that, he spent more than 10 years with Johnson & Johnson, most recently serving as President of Japan medical devices division from January 2008 to December 2012 and as Executive Advisor to that division from January 2012 through June 2012. From April 2004 to December 2007, Mr. Powell served as Worldwide President of Advanced Sterilization Products. In his early career, Mr. Powell held a series of profit and loss, operations, and strategy leadership positions at companies such as Ethicon, HAVI Food Services in Hong Kong, and Urologix.

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OWNERSHIP OF SHARES

The following table shows information for holders of more than 5% of the outstanding shares of Avon common stock, as set forth in recent filings with the Securities and Exchange Commission (“SEC”).

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class
T. Rowe Price Associates, Inc.[1] 100 E. Pratt Street Baltimore, Maryland 21202	47,019,759	10.80%
Invesco Ltd.[2] 1555 Peachtree Street NE Atlanta, Georgia 30309	28,556,460	6.60%
The Vanguard Group[3] 100 Vanguard Blvd. Malvern, Pennsylvania 19355	28,544,269	6.58%
Franklin Mutual Advisers, LLC[4] 101 John F. Kennedy Parkway Short Hills, New Jersey 07078-2789	23,066,356	5.30%

1	In its Schedule 13G/A filed on February 7, 2014 with the SEC, T. Rowe Price Associates, Inc. (“Price Associates”) reported the beneficial ownership of 47,019,759 shares. Price Associates reported that it had sole voting power with respect to 14,887,817 shares, shared voting power with respect to no shares, sole dispositive power with respect to 46,959,759 shares, and shared dispositive power with respect to no shares. These securities are owned by various individuals and institutional investors, which Price Associates serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

2	In its Schedule 13G/A filed on February 4, 2014 with the SEC, Invesco Ltd. (“Invesco”) reported the beneficial ownership of 28,556,460 shares on behalf of itself and the following subsidiaries, which are investment advisors and hold shares: Invesco Advisers, Inc., Invesco National Trust Company, Invesco Asset Management Deutschland GmbH, Invesco Asset Management (Japan) Limited, Invesco PowerShares Capital Management and Invesco Global Asset Management Limited. Invesco reported that it had sole voting power with respect to 28,507,631 shares, shared voting power with respect to no shares, sole dispositive power with respect to 28,556,460 shares, and shared dispositive power with respect to no shares.

3	In its Schedule 13G filed on February 11, 2014 with the SEC, The Vanguard Group (“Vanguard”) reported the beneficial ownership of 28,544,269 shares on behalf of itself and the following subsidiaries, which are investment managers and hold shares: Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. Vanguard reported that it had sole voting power with respect to 709,952 shares, shared voting power with respect to no shares, sole dispositive power with respect to 27,885,320 shares, and shared dispositive power with respect to 658,949 shares.

4	In its Schedule 13G filed on January 31, 2014 with the SEC, Franklin Mutual Advisers, LLC (“Franklin”) reported the beneficial ownership of 23,066,356 shares. Franklin reported that it had sole voting power and sole dispositive power with respect to 23,066,356 shares and shared voting power and shared dispositive power with respect to no shares.

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The following table sets forth certain information as of March 3, 2014 regarding the beneficial ownership of our common stock by each director, each named executive officer (those officers listed in the Summary Compensation Table), and all of our directors and executive officers as a group. The total shares, individually and on an aggregate basis, represent less than 1% of Avon’s outstanding shares of common stock.

Name	Shares of Common Stock[1]		Stock Options Currently Exercisable or Exercisable within 60 Days	Total Number of Shares Beneficially Owned	Restricted Stock Units[2]	Total
Fernando Acosta	0		0	0	119,571	119,571
Douglas R. Conant	0		0	0	10,917	10,917
W. Don Cornwell	9,963	[3,4]	16,000	25,963	25,337	51,300
V. Ann Hailey	0		0	0	23,823	23,823
Nancy Killefer[5]	0		0	0	0	0
Maria Elena Lagomasino	30,067	[3,4]	16,000	46,067	25,337	71,404
Sara Mathew[5]	0		0	0	0	0
Sheri McCoy	22,084		0	22,084	160,000	182,084
Ann S. Moore	50,223	[3,4]	16,000	66,223	25,337	91,560
Pablo Munoz	22,552		0	22,552	143,920	166,472
Charles H. Noski	1,000	[4]	0	1,000	8,308	9,308
Patricia Perez-Ayala	0		0	0	133,780	133,780
Gary M. Rodkin	4,669	[3,4]	0	4,669	25,337	30,006
Kimberly A. Ross	57,226		0	57,226	146,068	203,294
Paula Stern	15,999	[3]	16,000	31,999	25,337	57,336
22 directors and executive officers as a group	268,380	[6]	597,910	871,178	1,128,758	1,999,936

1	Shares reflect sole voting and investment power except as otherwise noted.

2	The numbers in this column include unvested service-based restricted stock units, which do not afford the holder voting or investment power. Performance-based restricted stock units held by executive officers, which will vest only if three-year financial goals are met, have not been included and do not afford the holder voting or investment power.

3	Includes the following restricted shares for which the director has sole voting but no investment power as follows:

•	Mr. Cornwell: 9,563 shares

•	Ms. Lagomasino: 10,819 shares

•	Ms. Moore: 25,623 shares

•	Mr. Rodkin: 2,519 shares

•	Dr. Stern: 15,999 shares

4	Includes the following:

•	Mr. Cornwell: 200 shares held in the name of a family member

•	Ms. Lagomasino: 19,248 shares held in trust

•	Ms. Moore: 400 shares held in the names of family members and 8,200 shares as to which beneficial ownership is shared with her spouse

•	Mr. Noski: 1,000 shares held in trust

•	Mr. Rodkin: 250 shares held in the name of a family member and 1,900 shares held in trust

5	Ms. Killefer and Ms. Mathew joined the Board in September 2013 and January 2014, respectively, and will receive their first service-based restricted stock unit award in May 2014, pursuant to the Avon Products, Inc. Compensation Plan for Non-Employee Directors.

6	Includes 35,965 shares as to which beneficial ownership is shared with others.

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TRANSACTIONS WITH RELATED PERSONS

We have policies and procedures for the review, approval and ratification of “related person” transactions as defined under the rules and regulations of the Securities Exchange Act of 1934, as amended.

Under the written charter of the Audit Committee, related person transactions are subject to the review, evaluation and, as appropriate, approval or ratification of the transaction by the Committee. The Committee considers any such related person transactions in a manner that best serves the interests of the Company and the interests of our shareholders.

In addition, our Code of Conduct (the “Code”), which is available on our investor website (www.avoninvestor.com), prohibits all conflicts of interest. Under the Code, conflicts of interest occur when personal, private or family interests interfere in any way, or even appear to interfere, with the interests of the Company. The Company also has a written global conflicts of interest policy for employees, including executive officers, which provides procedures and guidelines for addressing such conflicts. Under the policy, actual conflicts of interest are prohibited and the appearance of a conflict necessitates the review and prior approval, as appropriate, by certain members of management.

We have multiple processes for identifying related person transactions and conflicts of interest. We annually distribute a questionnaire to our executive officers and members of the Board of Directors requesting certain information regarding, among other things, their immediate family members and employment and beneficial ownership interests, which information is then reviewed for any related person transactions and conflicts of interest. In addition, our global internal audit function periodically surveys our global finance function, including accounts payable, for any amounts paid to any of our directors, executive officers or 5% shareholders, and certain of such persons’ affiliates. The global compliance function undertakes a periodic survey of employees, including executive officers, which asks specific questions regarding conflicts of interest, and requires certification of compliance with the Code.

We also have other policies and procedures regarding related person transactions and conflicts of interest. For example, our Corporate Governance Guidelines, which are available on our investor website (www.avoninvestor.com), require that the Board of Directors assess the independence of its non-employee directors at least annually, including a requirement that it determine whether or not any such directors have a material relationship with us, either directly or indirectly, as defined therein and as further described under “Information Concerning the Board of Directors—Director Independence” on page 15. In addition, we maintain a number of controls and procedures, including a written global policy, for the proper review and approval of contracts and other financial commitments.

There are no related person transactions required to be reported.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and greater than 10% shareholders to file certain reports with respect to beneficial ownership of our equity securities. Based solely on a review of copies of reports furnished to us, or written representations that no reports were required, we believe that during 2013 all Section 16 reports that were required to be filed were filed on a timely basis.

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EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights[1]	Number of Securities Remaining Available for future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))[2]
	(a)		(b)	(c)
Equity compensation plans approved by security holders[3]	30,161,851	[3]	$15.73	39,893,032
Equity compensation plans not approved by security holders[4]	160,000		N/A	0
Total	30,321,851	[3]	$15.73	39,893,032

1	Outstanding service-based restricted stock units and performance restricted stock units are not included as such awards do not have an exercise price. Stock appreciation rights (“SARs”) are not included as such awards settle in cash only.

2	Amounts reflect the shares available for future issuance under the 2013 Stock Incentive Plan, determined as follows: (i) grants of stock options or SARs reduce the total shares available by each share subject to such an award and (ii) grants of any award of restricted stock, stock units and other stock-based awards (other than stock options and SARs) reduce the total shares available by 3.13 multiplied by each share subject to such an award.

3	These include outstanding awards under the Company’s 2000 Stock Incentive Plan, 2005 Stock Incentive Plan, 2010 Stock Incentive Plan, and 2013 Stock Incentive Plan. Amounts include stock option awards, service-based restricted stock unit awards, performance restricted stock unit awards, and SARs. The amounts included for performance restricted stock unit awards are based on target performance for 2012 awards and maximum performance for 2013 awards that may be awarded only upon the satisfaction of performance measures. We believe that these payout levels are unlikely to be achieved and, therefore, we believe that it is unlikely that 845,063 shares included above will pay out. Amounts exclude 241,159 SARs and 293,140 service-based restricted stock units and performance restricted stock units at target, which will settle only in cash.

4	On April 23, 2012, Ms. McCoy was granted a sign-on award of 200,000 restricted stock units outside the terms of the 2010 Stock Incentive Plan in reliance on the exemption under NYSE Listed Company Manual Rule 303A.08. The restricted stock units vest in five equal annual installments beginning on the first anniversary of the grant date and, as of December 31, 2013, 160,000 restricted stock units were outstanding. In the event of Ms. McCoy’s disability, death or involuntary or constructive termination, any outstanding restricted stock units would vest and be settled. Upon Ms. McCoy’s voluntary departure or departure for cause, any outstanding restricted stock units would automatically be forfeited. Dividend equivalents are paid in cash on these restricted stock units annually. The restricted stock units were granted to compensate Ms. McCoy for her forfeiting a significant amount of value in unvested equity and other benefits as a result of her departure from her prior employer and as an inducement for her to join the Company.

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we describe key Compensation and Management Development Committee (the “Committee”) actions, the business context that informs our alignment of pay with performance, and the highlights of our executive compensation programs for our Named Executive Officers (“NEOs”).

CONTENTS OF THE CD&A

EXECUTIVE SUMMARY	Pages 26–29
Business Results	26
CEO Pay	27
Program Design	27
Pay for Performance	28
Shareholder Engagement	29

ROLES IN EXECUTIVE COMPENSATION	Page 30–31

COMPETITIVE POSITIONING AND PEER GROUP	Page 31

ELEMENTS OF OUR COMPENSATION PROGRAM	Page 32–38
Base Salary	33
Annual Incentive Compensation	33
Long-term Incentive Compensation	37
Other Compensation	38

COMPENSATION AND GOVERNANCE BEST PRACTICES	Page 39

ADDITIONAL INFORMATION	Page 39–41

Executive Summary

BUSINESS RESULTS: WE HAVE MADE PROGRESS TOWARD OUR BUSINESS TURNAROUND OBJECTIVES

2013 marks the completion of the first full year in Avon’s turnaround towards sustainable and profitable growth. Since Sheri McCoy joined Avon as CEO in April 2012, she and her executive team have been focused on stabilizing the business and leading the organization in a turnaround with a goal of mid-single digit constant-dollar revenue growth and low-double digit adjusted operating margin by 2016. Although 2013 results were challenged and revenue was down from 2012, we had improvement in adjusted operating profit and adjusted cash flow from operations. In addition, progress has been made in building a simpler and more stable business.

Financial Goals by 2016	2013 Progress
Mid-single digit constant–dollar revenue growth	Revenue down 1% in constant dollars	À

Low-double digit adjusted op. margin	Adjusted operating margin 7.9% (up 130 bps)	¿

$400M cost savings	Continued global headcount reductions and related actions, and the exit of certain markets	¿

$100M working capital improvement	Adjusted cash flow from operations grew year-over-year	¿

See page 67 for a description of constant-dollar revenue and adjusted operating margin and page 35 for a description of adjusted cash flow from operations.

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Ms. McCoy has defined and communicated strategic priorities that are critical to our turnaround. In 2013, the Company improved its capital structure and extended the maturity profile of our long-term debt and made progress on litigation matters. Ms. McCoy also made difficult business decisions, including exiting certain markets, selling Silpada, and making management changes. She continued to enhance her senior management team with key additions including Pablo Munoz, Senior Vice President and President, North America Region, and Nilesh Patel, Senior Vice President and President Asia Pacific. Although progress was made on the strategic priorities as noted below, continued focus is needed and the work is ongoing.

Strategic Priorities	2013 Progress
Execute on Growth Platform	Category sales and representative growth less than plan; however, year-on year performance improvements in Brazil and Russia	=

Drive simplification	Continued reduction of SG&A and retired legacy IT systems	=

Improve organizational effectiveness	Strengthened leadership across key markets and functions	¿

CEO PAY: OUR CEO’S PAY IS PRIMARILY PERFORMANCE-BASED AND IS ALIGNED WITH OUR PEERS

The Committee made the following decisions related to Ms. McCoy’s 2013 compensation:

•	Made no change to Ms. McCoy’s year over year target compensation and 88% of her total target compensation was at-risk

•	Following Ms. McCoy’s first full year as CEO, paid an annual incentive award payout equal to 85% of target, reflecting Avon’s performance against 2013 financial goals

•	Granted 100% of the 2013 long-term incentive award in Performance Restricted Stock Units (“Performance RSUs”), which will vest only if three-year financial goals are met

To date, the Committee has made the following decisions related to Ms. McCoy’s 2014 compensation:

•	Made no change to base salary or target annual incentive award

•	Increased Ms. McCoy’s 2014 target long-term incentive award by $500,000 (to approximately 640% of her annual base salary) in order to further align her compensation with the Company’s strategic initiatives and to bring her total target compensation closer to the median of our peer group. As a result of this increase, 89% of her total target compensation is at-risk

•	Granted 100% of the 2014 long-term incentive award in Performance RSUs, which will vest only if three-year financial goals are met

•	Adopted a stock holding feature/retention ratio that requires Ms. McCoy to hold 75% of the net shares acquired upon the vesting of her equity awards until she has satisfied her stock ownership guidelines of 6 times base salary

PROGRAM DESIGN: OUR 2013 COMPENSATION PROGRAMS SUPPORT OUR TURNAROUND STRATEGY

Our executive compensation philosophy is to provide competitive compensation programs that attract and retain the right people, and align pay with performance and shareholder interests.

When designing Avon’s 2013 incentive compensation programs, the Committee considered our philosophy along with business and talent strategies in the context of our current turnaround priorities:

•	Stabilizing the business and changing culture

•	Simplifying incentive plan design to drive key messages and participant understanding

•	Securing talent and motivating employees

•	Driving an approach of “One Team, One Avon”

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In line with these priorities, our 2013 incentive programs continue to focus on delivering financial performance and aligning pay with shareholder interests. As described below, the design of the programs also supports the achievement of strategic objectives and the culture required to drive change, accountability and execution.

2013 ANNUAL INCENTIVE PROGRAM

•  Funding for all bonus payouts is contingent upon performance against global revenue, operating profit, and cash flow from operations goals that are aligned with Company turnaround objectives

•  50% of an individual’s payout is based on Company global financial performance, which supports the “One Team, One Avon” approach

•  The remaining 50% of an individual’s payout is based on individual performance to emphasize differentiation and execution against strategic initiatives expected to contribute to sustainable long-term success. The aggregate level of funding for the individual performance component is determined by global financial performance.

2013 - 2015 LONG-TERM INCENTIVE PROGRAM

•  Revenue and operating margin were selected as metrics for 2013 Performance RSU awards to directly tie payouts to the Company’s publicly stated financial goals for the turnaround: mid-single digit constant-dollar revenue growth and low-double digit adjusted operating margin by 2016

•  100% of Ms. McCoy’s 2013 long-term incentive award (“LTI”) was granted in Performance RSUs, which will pay out in 2016 only if Avon’s financial goals are met

•  2013 LTI awards granted to other NEOs were composed of 60% Performance RSUs and 40% Service-based RSUs in order to attract and retain key talent and provide stability as the Company works to execute its turnaround

The Committee contemplated incorporating relative performance metrics into our 2013 programs and determined that absolute metrics were more appropriate for Avon in light of our current turnaround and the need to focus our senior team on execution against specific objectives. The Committee will continue to consider the appropriateness of incorporating relative performance metrics in the future as Avon’s turnaround progresses.

PAY FOR PERFORMANCE: OUR INCENTIVE PLANS ARE ALIGNED WITH COMPANY PERFORMANCE

The Committee is focused on pay for performance and over the years has managed the design and administration of our executive compensation programs in support of this belief.

•	Over the past several years, Avon’s financial results have been below expectations and therefore, annual and long-term incentive programs have paid out below target, and in some cases, zero

•	In 2013, in light of the Company’s performance, the global financial score of the annual cash bonus program of 85% was below target

•	These outcomes demonstrate that our program design and decisions made by the Committee are aligned with performance and result in realized pay for the CEO and other NEOs only if performance goals have been achieved

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The table below illustrates how prior payouts determined by the Committee have been below target and have reflected financial performance over the past several years:

SHAREHOLDER ENGAGEMENT: WE ARE COMMITTED TO SHAREHOLDER ENGAGEMENT AND WE CONSIDER FEEDBACK

We routinely engage shareholders to discuss our business, performance, strategy, and executive compensation and governance matters. Although a majority of shareholders supported our 2013 Say on Pay vote, the Committee recognizes there were shareholders who did not support the proposal. The Committee considered and discussed the vote result at length and continues to focus on an ongoing process for shareholder engagement to address pay-related concerns of the Company’s investors.

Following our 2013 Annual Meeting, management, including senior leaders from Investor Relations, Human Resources and Legal, and the Committee Chair, as appropriate, met with investors representing approximately half of Avon’s current ownership. Our primary objectives were to listen to our shareholders and discuss executive compensation and governance matters. These discussions provided valuable insights into investor views of our current executive compensation programs and their voting processes and priorities. Although no significant concerns were raised by investors about our compensation programs, some key common themes emerged from our conversations, including:

•	Shareholders responded favorably to the alignment of 2013 long-term incentive program metrics and goals with Avon’s publicly stated turnaround objectives of mid-single digit constant-dollar revenue growth, low-double digit adjusted operating margin by 2016, $400M cost savings, and $100M in working capital improvement

•	Some shareholders expressed a preference for relative performance metrics and goals in long-term incentive plans (such as total shareholder return), but appreciated the difficulty in doing so while in the midst of a turnaround and expressed support for the metrics in our program

We will continue to engage investors on a regular basis to better understand and consider their views on our executive compensation programs.

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Roles in Executive Compensation

The following parties are responsible for the development and oversight of our executive compensation program for our NEOs:

Compensation and Management Development Committee
•	Oversees our executive compensation program, including responsibilities for reviewing strategic objectives and design, reviewing the risk and reward structure, and making adjustments, as appropriate

•	Determines and approves the compensation of our NEOs, other officers at or above the level of senior vice president, and any officers covered by Section 16 under the Securities Exchange Act of 1934, as amended

•	Consults with the independent members of the Board in establishing and evaluating performance objectives for the CEO each year, in part to determine the CEO’s incentive compensation payout

•	Sets annual and long-term performance measures and goals that align with our pay for performance philosophy

•	Reviews and evaluates the Company’s talent management and succession planning approach, philosophy, and key processes, and is responsible for development and succession plans for members of the Company’s Executive Committee and their potential successors

•	Has sole authority to continue or terminate its relationship with outside advisors, including its independent Committee consultant

•	See “Information Concerning the Board of Directors—Compensation and Management Development Committee” on page 14 for additional Committee responsibilities

Independent Consultant to the Committee (Semler Brossy Consulting Group (“Semler Brossy”) since 2009)
•	Engaged by and reports directly to the Committee and consults directly with its Chair; the Committee has the sole authority to retain and terminate Semler Brossy and to review and approve Semler Brossy’s fees and other terms of the engagement

•	Advises the Committee on various executive compensation matters, including proposed changes to the Company’s annual and long-term incentive programs, share utilization, and pay mix

•	Attends all Committee meetings

•	Provides periodic reports, analyses and presentations to the Committee, and reviews all Committee meeting materials regarding current and prospective compensation plans and programs

•	Conducts analyses related to the employment arrangements for new senior officers

•	Provides assistance with the Committee’s review of the risk and reward structure of executive compensation plans, policies and practices

•	The Committee’s charter requires that the compensation consultant is independent, and that such independence is reviewed at least annually

–	Under the charter, a compensation consultant is not considered independent if it provides significant services to the Company apart from work performed for the Committee (services in excess of $50,000 or, if lesser, 1% of the consulting firm’s gross revenues for the most recent fiscal year). In 2013, Semler Brossy provided no services to the Company apart from work performed for the Committee and other Board members, and the Committee has determined that Semler Brossy is independent

–	The Committee also reviews the relationship with Semler Brossy to identify conflicts of interest pursuant to Securities and Exchange Commission and New York Stock Exchange rules and, in 2013, did not identify any such conflicts

Chief Executive Officer
•	Makes individual compensation recommendations for senior officers, including the other NEOs, to the Committee for its review and approval, after considering market data and relative individual achievements

•	Provides input on the design of compensation programs, with a focus on how the programs can best align with strategic priorities and the desired Company culture

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Management
•	Supports the Committee by making recommendations and providing analyses with respect to competitive practices and pay ranges, compensation and benefit plans, policies and procedures related to equity awards, perquisites, and general compensation and benefits philosophy

•	Senior human resources and legal executives attend Committee meetings to provide perspective and expertise relevant to the meeting agenda

•	Does not recommend, determine or participate in Committee discussions relating to their individual compensation arrangements

Competitive Positioning and Peer Group

We seek to deliver competitive compensation packages and programs. We generally target the market median for total direct compensation for senior officers, including NEOs, although we allow flexibility to pay above or below the median depending on other factors, including, for example, the length of time in a given role, sustained performance, and potential for other roles within Avon. We determine “market” for this purpose based on analyses provided to the Committee by its independent compensation consultant, Semler Brossy, with respect to the peer group of companies described below. In addition, we target each of base salary, total cash compensation, and long-term incentives at the median of market, although total direct compensation positioning relative to market remains the most significant reference point for the Committee in its decision-making. The Committee also retains flexibility to respond to and adjust for specific individual circumstances, personal achievement, the evolving business environment, and executive recruitment efforts.

In 2013, the positioning of compensation awarded to Ms. McCoy, Ms. Ross, Mr. Acosta, Mr. Munoz, and Ms. Perez-Ayala, as compared to the market median of target compensation for our peers, was on average:

•	Base salary: Above median of market

•	Total cash compensation (base salary plus actual annual bonus payout): Below median of market

•	Long-term incentive opportunity (2013 long-term incentive awards): At median of market

•	Total direct compensation (total actual cash compensation and long-term incentive opportunity): At median of market

We periodically assess pay ranges, pay levels, and our program design against our peer group, which consists of 15 U.S.-based beauty and consumer goods companies. The Committee determined the members of our current peer group with input from Semler Brossy. This group of peer companies was selected because we compete with these organizations for employees, customers, and shareholders. The peer group includes U.S.-based public companies that are generally comparable to Avon in terms of their consumer products orientation and/or global size and scale (measured in revenues) and, in most cases, the scope of their global operations.

Our peer group for 2013 included the companies listed below.

2013 Peer Group
Campbell Soup	H.J. Heinz*	L Brands
Clorox	Hershey Foods	PepsiCo
Colgate-Palmolive	Kellogg	Procter & Gamble
Estee Lauder	Hillshire Brands	Revlon
General Mills	Kimberly-Clark	Tupperware Brands

*	H.J. Heinz has been removed from the peer group for 2014 as it is no longer a public company.

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Elements of Our Compensation Program

Our compensation package for our NEOs strongly ties to short- and long-term business objectives and shareholder interests. Key elements of compensation include base salary, annual incentive compensation, long-term incentive compensation, retirement benefits, and other benefits, including health and limited perquisites.

In 2013, 88% of CEO target compensation and 77% of other NEO target compensation, on average, was equity-based and at-risk based on Company performance, individual performance, and/or the Company’s stock price. The following charts reflect the direct pay mix for our CEO and NEOs and indicate the percentage of each compensation element. The charts show “at target” compensation, which reflects approximate compensation that would be realized by these individuals if the Company achieves the financial goals set within our incentive plans.

The summary below illustrates the 2013 annual target direct compensation levels for Ms. McCoy, Ms. Ross, Mr. Acosta, Mr. Munoz, and Ms. Perez-Ayala.

Name	Salary[1]	Annual Incentive Target[1]	2013 Annual Long-Term Award Target[2]	Total Annualized Target Direct Compensation
Sheri McCoy	$1,200,000	$1,800,000	$7,200,000	$10,200,000
Kimberly A. Ross	$ 775,000	$ 697,500	$2,250,000	$ 3,722,500
Fernando Acosta	$ 715,000	$ 572,000	$2,025,000	$ 3,312,000
Pablo Munoz	$ 625,000	$ 468,750	$1,600,000	$ 2,693,750
Patricia Perez-Ayala	$ 675,000	$ 540,000	$1,350,000	$ 2,565,000

1	Reflects annualized base salary and annual incentive target as of December 31, 2013. Annual incentive amounts are awarded using 2013 actual earned base salary, not the December 31, 2013 salary shown. Ms. Ross and Mr. Acosta received a base salary increase in 2013. Thus, the actual 2013 target amount for Ms. Ross and Mr. Acosta will be less than the amount set forth in the table.

2	2013 long-term incentives were granted 100% in Performance RSUs for Ms. McCoy and for all others, 60% in Performance RSUs and 40% in Service-based RSUs.

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BASE SALARY

Purpose: Compensates for achievements based on job responsibilities and individual performance and attracts and retains key executive talent

Annual salary increases are based on our overall salary increase budget, individual performance, and internal and external market comparisons. In early 2013, Ms. Ross and Mr. Acosta each received a salary increase of 3% and 6% respectively, in consideration of their performance, value to Avon and to encourage their retention. As new hires, Mr. Munoz and Ms. Perez-Ayala did not receive a salary increase during 2013.

ANNUAL INCENTIVE COMPENSATION

Purpose: Encourages and rewards achievement of annual/short-term Company financial goals and strategic initiatives and personal contributions towards such goals; attracts, motivates, and retains key executive talent

Overview

As in previous years, the amount available for payment under the annual incentive program for senior officers is conditioned solely on the performance of financial goals. The Committee selected three global financial performance measures of equal weight for 2013: revenue, operating profit, and cash flow from operations. These metrics were chosen to focus execution on top-line growth, profit, and cash flow generation and align with the Company’s turnaround goals.

The financial component for all senior officers is based on Avon’s global financial results, which supports our objectives to focus on a “One Team One Avon” culture of collaboration. As described in more detail below, the Committee determined a 2013 global financial score of 85%, which is less than target, based on financial results and progress against strategic initiatives.

After the overall amount available for distribution is established based on the global financial results, individual payouts to senior officers are determined based 50% on Company financial performance and 50% on individual performance. The individual performance portion increased from 30% to 50% in 2013 in order to increase individual pay differentiation based on execution against important strategic initiatives. These strategic initiatives may not have an immediate impact on our financial results, but are nevertheless expected to contribute to more sustainable long-term success for the Company and our shareholders. There is no payout if certain financial performance thresholds are not met.

The 2014 annual incentive program that was recently approved by the Committee is consistent with the 2013 program described above and aligns with the Company’s turnaround goals.

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Decision-Making Process

The decision-making process for our annual incentive program utilizes payout ranges based on the results of the global financial performance measures. When determining the financial component score, the Committee references these payout ranges and considers additional factors, including the Company’s overall financial and business performance, and exercises judgment. This process, which is illustrated below, helps the Committee to ensure the right pay for performance relationship, rather than applying a rigid formulaic approach to determine payout levels.

Financial Performance Component

As shown above, the Committee determines the financial score that establishes the funding available for individual payouts by first comparing the results of each of the three financial metrics to the pre-set payout range.

Revenue Results

Our revenue results of $10 billion (excluding the impact of foreign exchange) were below the required performance target of $10.44 billion and therefore contributed zero toward the financial score. Achievement of global revenue of $9 billion was required in order for any awards to be payable.

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Operating Profit Results

•      Operating profit from continuing operations was $831M* in constant dollars, which was an increase of 24.5% from 2012 and above the target, which was an increase of 12% from 2012

•      The results were within the highest payout range of 140%—200%, which applied to 33% of the financial score

Cash Flow from Operations Results

•      Cash flow from continuing operations was $651M* in constant dollars, which was an increase of 21.6% from 2012 and above the target, which was an increase of 10.6% from 2012

•      The results were within the highest payout range of 140%—200%, which applied to 33% of the financial score

* Operating profit amounts exclude $321M primarily associated with costs to implement restructuring initiatives, impairments related to China and our decision to halt the further roll-out of our SMT project, and the accrual for the potential settlements of the FCPA investigations. Cash flow from continuing operations amounts exclude $28M primarily associated with incremental pension contributions in the UK and higher than anticipated make-whole payments for the early redemption of debt.

In light of the results described above, the potential financial score range from the three financial metrics was 93% to 133%, as illustrated below.

The Committee considered the financial score range of 93% to 133% and discussed the Company’s results with management. In light of the Company’s mixed financial performance with above-target operating profit and cash flow from operations offset by disappointing revenue and the mixed progress on the Company’s strategic initiatives, the Committee then approved a final score of 85%, which is below the low-end of the 93% to 133% aggregate financial score range.

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Individual Performance Component

The Committee determined to pay, on average, below target on the individual component of the annual bonus in light of the Company’s 2013 financial results, as described above. The Committee considered the CEO’s recommendation regarding the other NEOs as part of this assessment. The following key points were considered for each of the following executives when determining their individual performance.

Sheri McCoy, Chief Executive Officer

•	Completed her first full year at Avon by providing leadership, vision, and strategy for our turnaround including identifying critical areas and root cause issues in the business, eliminating distractions and stabilizing overall financial performance

•	Drove improvement in adjusted operating profit and adjusted cash flow from operations, although revenue was down from 2012

•	Effectively managed cost and lowered SG&A to drive operating margin improvement

•	Made difficult decisions to position Avon for sustainable performance through selling Silpada, optimizing the geographic portfolio by exiting underperforming markets and stabilizing or improving financial performance in key countries

•	Continued to drive a culture of accountability and addressed talent gaps by strengthening her senior management team

Kimberly A. Ross, Executive Vice President and Chief Financial Officer

•	Improved the Company’s capital structure and extended the maturity profile of our long-term debt

•	Strengthened the finance organization and improved leadership through external hires

•	Continued to enhance financial controls and drive a culture of accountability

Fernando Acosta, Senior Vice President and President, Latin America

•	Delivered growth in constant dollar revenue and cash flow from operations in Avon’s largest business unit

•	Drove business simplification through reduced product line size and increased order fill rates

•	Strengthened the Latin America leadership team through promotions of key talent and external hires

Pablo Munoz, Senior Vice President and President, North America

•	Joined Avon in June 2013 and quickly developed and began implementing a strategy to return the North America region to profitable growth

•	Strengthened the North America leadership team through new assignments and external hires

•	Made progress at reducing organizational complexity

Patricia Perez-Ayala, Senior Vice President & Chief Marketing Officer and Global Brand & Category President

•	Enhanced Avon’s brand identity with the global launch of the “You Make it Beautiful” campaign

•	Assumed additional leadership responsibility for Avon China on an interim basis

•	Developed product category strategies

•	Strengthened and reorganized the marketing organization through promotions of key talent and external hires

2013 ANNUAL INCENTIVE COMPENSATION INDIVIDUAL PAYOUTS

Based on the Company’s global financial score of 85% of target, and the Committee’s assessment of individual performance described above, the Committee approved total payments for Ms. McCoy, Ms. Ross, Mr. Acosta, Mr. Munoz, and Ms. Perez-Ayala that ranged from 85% to 89% of their incentive compensation target amounts, as listed in the Summary Compensation Table. No payout may be more than 200% of each NEO’s target award.

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LONG-TERM INCENTIVE COMPENSATION

Purpose: Encourages long-term focus and promotes decision making consistent with the long-term goals of the Company and shareholders; attracts, motivates and retains key executive talent

Overview

The long-term incentive program is designed to support the Company’s executive compensation philosophy by encouraging and rewarding key executives for meeting the business objectives associated with the Company’s strategic plan over three-year performance periods. As in prior years, our long-term incentive award program consists of overlapping cycles, with a new equity award each year. In general, each participant receives an annual grant at the beginning of each three-year performance/vesting period.

In 2013 and 2014, Ms. McCoy received 100% performance-based awards, with her entire long-term incentive compensation granted in the form of Performance RSUs. For other senior officers, including the NEOs, 2013 and 2014 long-term incentive awards consisted of 60% Performance RSUs and 40% Service-based RSUs. Service-based RSUs were included as part of the long-term incentive award program in 2013 in order to provide stability as the Company works to execute its turnaround and to attract and retain key talent. Service-based RSUs were also selected because they connect the realized pay of our senior officers to Avon’s stock, thereby aligning their pay to shareholder interests.

Performance RSUs and Performance-based Cash Awards

The award payouts for Performance RSU awards granted in 2011, 2012, and 2013, and Performance Cash granted in 2011 and 2012, if any, are formulaic and based solely on the financial results achieved over the respective three-year performance period and will range from 0% to 200% of target. There is no discretion in determining the payout. If the performance measures have been met, the Performance RSUs will be settled in shares of Avon common stock and the cash portion (applicable to 2011 and 2012 awards) will be paid. Dividend equivalents are not paid on Performance RSUs. The performance measures for each of the current performance periods are described in more detail below.

The table below describes the current overlapping performance cycles.

Performance Period	Award Composition	Performance Metrics	Status
2014 – 2016	CEO: 100% Performance RSUs Other NEOs: 60% Performance RSUs / 40% Service-based RSUs	50% Revenue Growth 50% Operating Margin in 2016 Metrics chosen to align with stated 2016 financial goals	Granted on March 13, 2014
2013 – 2015	CEO: 100% Performance RSUs Other NEOs: 60% Performance RSUs / 40% Service-based RSUs	50% Revenue Growth 50% Operating Margin in 2015 Metrics chosen to align with stated 2016 financial goals	Projected pay out at target with 1 year of the performance period complete
2012 – 2014	All awards: 70% Performance RSUs / 30% Performance Cash	50% Revenue Growth 50% Operating Profit Metrics chosen to balance top-line growth and absolute profit	Projected pay out at 15% of target with 2 years of the performance period complete
2011 – 2013	All awards: 70% Performance RSUs / 30% Performance Cash

50% Revenue

50% Economic Profit*

One of the following minimum thresholds needed to be met: (i) operating margin of 13.5% in 2013 or (ii) cumulative economic profit of $2.1B for 2011–2013

Metrics chosen to drive sustainable growth and shareholder value creation

No pay out because the minimum financial thresholds were not met. None of our NEOs participated in this program.

*	Economic profit is defined as the product of revenue and operating margin minus the product of a capital charge and capital employed. Capital employed is defined as net fixed assets plus accounts receivable plus inventory.

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Service-based RSU Awards

The Service-based RSUs vest on the third anniversary of the grant date, subject to continued employment, in order to encourage share ownership of our senior officers and to attract and retain key talent. Dividend equivalents are generally paid on Service-based RSUs.

OTHER COMPENSATION

Special Equity Awards

Purpose: Provides compensation that is structured to attract key talent to Avon, recognize exceptional performance, and encourage retention

From time to time, senior officers, including NEOs, may receive a special equity grant in order to attract, retain and reward exceptional performance. These grants are generally provided as Service-based RSUs that only vest after a period of continued service, and are sometimes referred to as retention restricted stock units.

In connection with his hire in 2013, Mr. Munoz received a one-time award of 115,923 Service-based RSUs, which will vest 100% on the second anniversary of the grant date. The award offsets Mr. Munoz’s forfeiture of his earned and unearned unvested equity from his prior employer and the vesting period of two years generally reflects the vesting of his forfeited awards.

Retirement Benefits

Purpose: Offers opportunities for retirement savings and retention

Avon offers retirement benefits to the NEOs, which are generally available to all employees meeting the qualifications required by each benefit plan. Because the amount of an employee’s compensation and the number of years of service are key components in determining retirement benefits, an employee’s performance and service over time will influence the level of his or her retirement benefits. For each NEO, the Committee reviews accrued and projected retirement benefits and deferred compensation account balances as part of its annual total compensation review. Our plans, which are further described in the applicable executive compensation tables, include pension plans, a 401(k) plan, and a nonqualified deferred compensation plan, which provides an alternative tax-deferred savings opportunity.

Other Benefits and Perquisites

Purpose: Offers health and financial protection programs to support well-being and healthy lifestyles

The Committee has established and periodically reviews the perquisites and benefits available to our NEOs in light of our compensation philosophy and competitive market practices.

•	Broad-Based Benefits: Our NEOs are eligible to participate in the benefit plans generally available to all employees. These include medical, dental and vision coverage, life insurance and disability plans, flexible spending accounts, and adoption assistance.

•	Limited Perquisites: As part of our overall compensation program, we provide some limited perquisites to our NEOs that are not available to employees generally. These additional benefits are generally limited to financial planning and tax preparation services allowances, transportation allowance, and executive health exams. In 2013, the transportation allowance was closed to newly hired or promoted executives.

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Compensation and Governance Best Practices

What We Do

•	Clawback Policy. We have a robust clawback policy applicable to annual and long-term incentive payments. This policy applies to certain executives, including all of our NEOs, in the event of a financial restatement, a material miscalculation of performance achievement, misconduct and, commencing in 2013, serious violations of our Code of Conduct and violations of law within the scope of employment at the Company.

•	Double-Trigger Vesting. Change in control benefits under our Change in Control Policy, long-term incentive cash programs, and equity awards granted to our NEOs since 2011 are subject to double-trigger vesting following a change in control event.

•	Multiple Performance Metrics. We mitigate compensation-related risk in a number of ways, including by utilizing multiple performance measures across our various incentive plans (i.e., different performance measures are used for annual cash bonuses and long-term equity awards).

•	Multi-Year Vesting Equity Awards. The equity awards granted to our NEOs in 2013 vest at the end of a three-year period and, in the case of Performance RSUs, only in the event that underlying performance goals are met.

•	Stock Ownership Guidelines. We have adopted clear stock ownership guidelines. At this time, all of our NEOs satisfy or are on track to satisfy these guidelines. In the case of the CEO, the ownership guideline is equal to 6 times base salary and a stock holding retention ratio is in place until the ownership guideline is satisfied.

•	Limited Perquisites. We eliminated transportation allowances for executives hired or promoted after December 31, 2012, further reducing our already limited perquisites.

•	Shareholder Engagement. The Company communicates proactively with our largest shareholders regarding executive compensation, governance, and business matters, with an increased focus on engagement for executive compensation and governance in 2013.

•	Independent Compensation Consultant. The Committee has retained Semler Brossy to advise on our executive compensation programs. Aside from services to the Committee and other Board members, Semler Brossy performs no other services for the Company.

•	Risk Review. The Committee, with support and advice from its independent consultant, reviews the risk and reward structure of executive compensation plans, policies and practices to confirm that there are no compensation-related risks that are reasonably likely to have a material adverse effect on the Company.

•	Independent Compensation Committee. The Committee consists entirely of independent directors. During 2013, Douglas R. Conant joined the Committee.

What We Don’t Do

•	No Excise Tax Gross-Ups on Change in Control. We do not have any excise tax gross-ups with respect to any change in control payments.

•	No Hedging Transactions or Short Sales. We do not permit our directors and employees to engage in any transaction in publicly traded options on Company common stock or any other transaction to hedge a position in, or engage in short sales of, Company common stock.

•	No Repricing of Stock Options. The Company’s equity plans prohibit repricing or the buyout of underwater stock options.

Additional Information

Equity Award Granting Practices

When determining the equity awards for NEOs, the Committee references market long-term incentive levels, as described above under “Competitive Positioning and Peer Group.” When determining equity award sizes, relative to the applicable market median reference points, the Committee considers each executive’s sustained individual performance, and his or her potential contribution to our future growth and success. For newly hired senior officers, the Committee considers the market median reference points and the potential unvested equity that is being forfeited by the individuals upon leaving their previous employer.

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The Committee generally approves annual equity grants to senior officers, including NEOs, at its regularly scheduled meeting in March of each year and approves off-cycle equity grants that may be made to senior officers, including NEOs, from time to time (for example, to new hires or for promotions). For employees who are not senior officers, grants are made on pre-established dates determined by the Committee. The Committee establishes the aggregate number of shares that may be subject to annual and off-cycle equity grants and the terms and conditions of such awards, but has delegated to Ms. McCoy, as a director, the authority to determine the grantees of such awards and the number of shares subject to each award for grantees other than senior officers. We do not time the release of non-public information for the purpose of affecting the value of equity awards.

CLAWBACK POLICIES

In 2010, the Board of Directors adopted a “clawback” policy that applies to any annual and long-term incentive payments (cash and equity) awarded to certain executives, including our NEOs, and which we believe supports our pay for performance philosophy. Under the policy, in the event of a financial restatement, material incorrect calculations of performance metrics, or misconduct, the Committee is authorized to recover compensation based on its analysis of the relevant facts and circumstances. In January 2013, the policy was updated to provide an expanded definition of misconduct to include serious violations of the Code of Conduct and violations of law within the scope of employment at the Company. In addition, the three-year discovery limit for misconduct was eliminated. The scope of coverage was also expanded to include additional key finance executives below the executive officer level.

In addition to the policy described above, our shareholder-approved 2013 Stock Incentive Plan and 2013-2017 Executive Incentive Plan include the misconduct provisions described above for all participants (including individuals who are not senior officers) and also provide for forfeiture of awards in the event that a participant breaches certain non-compete, non-solicitation or non-disclosure obligations. Our 2005 and 2010 Stock Incentive Plans also provide for forfeiture of awards in the event that a participant (including individuals who are not senior officers) breaches certain non-compete, non-solicitation or non-disclosure obligations. Further, as part of the Company’s annual Code of Conduct certification, where permitted by local law, certifying employees acknowledge the Company’s right of recoupment of incentive compensation in the event of serious violations of the Code of Conduct and violations of law within the scope of employment at the Company.

EXECUTIVE STOCK OWNERSHIP GUIDELINES

To further support our goal of achieving a strong link between shareholder and executive interests, we maintain stock ownership guidelines to require executive share ownership as follows:

•	Chief Executive Officer: 6 times base salary

•	Executive Vice President (EVP): 3 times base salary

•	Senior Vice President (SVP): 2 times base salary

Ms. McCoy is required to hold 75% of the net shares acquired upon the vesting of the equity awards until she has satisfied her ownership target. EVPs and SVPs are allowed five years to achieve their ownership targets. All NEOs were in compliance with the guidelines in 2013 or are on track to satisfy them.

TRADING POLICIES

Under our Trading in Avon Securities policy, no employee or director may engage in any transaction in publicly traded options on Avon common stock or any other transaction to hedge a position in, or engage in short sales of, Avon common stock.

EXCISE TAX GROSS UPS

No NEO or senior officer is entitled to an excise tax gross up, which we believe reflects current best practices.

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POST-TERMINATION PAYMENTS

There is a change in control policy applicable to senior officers at or above the senior vice president level who serve on our Executive Committee. We have designed this policy based on competitive practice and shareholder input and considerations, with the objective of attracting senior level executives and motivating and retaining them in the event of a potential change in control. Generally, we believe that having change in control provisions will help ensure that, in the event of a potential change in control, members of senior management can act in the best interests of all the shareholders without the uncertainty and distraction that could result from the effects a change in control could have on their personal situations.

The policy provides for payments to be made to covered executives upon a “double trigger,” i.e., in the event of an involuntary termination without cause or termination by a covered executive for good reason within two years of a change in control. A covered executive is generally entitled to receive two times the sum of base salary and target annual incentive bonus, and continued participation in our medical and welfare benefit plans for two years, plus two additional years of service and age credits under our nonqualified defined benefit plan. Ms. McCoy would be entitled to receive three times the sum of base salary and target annual incentive bonus, and continued participation in our medical and welfare benefit plans for three years, plus three additional years of service and age credits under our Benefit Restoration Pension Plan.

In addition, Avon employees, including NEOs, are generally eligible for post-termination payments in the event of death, disability or an involuntary termination. We periodically review the level of post-termination benefits that we offer to ensure that it is competitive and necessary for the attraction, motivation, and retention of superior executive talent. Please refer to the narrative discussion under “Potential Payments Upon Termination of Employment, Including After a Change in Control” beginning on page 51 for a further description.

TAX CONSIDERATIONS

The Committee recognizes tax factors that may impact executive compensation, including:

•	Section 162(m) of the Internal Revenue Code.

•	Places a limit of $1 million on the amount of compensation that we may deduct in any one year with respect to certain of our executive officers unless such compensation satisfies certain criteria.

•	Certain performance-based compensation approved by shareholders is not intended to be subject to the deduction limit (e.g., annual and long-term incentive awards granted under our shareholder-approved Executive Incentive Plan and Performance RSUs granted under our shareholder-approved Stock Incentive Plan).

•	The Committee considers tax implications in determining executive pay, and generally endeavors to provide compensation that is tax deductible to the Company under Section 162(m) of the Internal Revenue Code; however, we reserve the right to forgo any or all of the tax deduction if we believe it to be in the best long-term interests of the Company and its shareholders. For example, we believe that granting Service-based RSUs in certain instances is in the best interest of the Company despite being subject to the deduction limit under Section 162(m) of the Internal Revenue Code.

•	Section 409A of the Internal Revenue Code.

•	Sets forth limitations that primarily relate to the deferral and payment of certain benefits.

•	The Committee considers the impact of, and designs its programs to comply with, Section 409A and considers generally the evolving tax and regulatory landscape in which its compensation decisions are made.

ACCOUNTING CONSIDERATIONS

The Committee recognizes accounting implications that may impact executive compensation. For example, the Company records salaries and performance-based compensation in the amount paid or expected to be paid to the NEOs in its financial statements. Also, generally accepted accounting principles require the Company to record an expense in its financial statements for equity awards, even though equity awards are not paid as cash to employees and may not vest or be earned by such employees.

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COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT

The Compensation and Management Development Committee has reviewed and discussed with management the Compensation Discussion and Analysis for the year ended December 31, 2013. Based upon such review and discussion, the Compensation and Management Development Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and be incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2013.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
Maria Elena Lagomasino, Chair Douglas R. Conant Ann S. Moore Gary M. Rodkin

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COMPENSATION AND RISK MANAGEMENT PROCESS

A multi-disciplinary management team comprised of senior executives in human resources, legal, internal audit, sales, and finance discusses the Company’s compensation programs and risk management at least annually and considers many factors, including governance and oversight of compensation plan and program design and global and local compensation policies and programs, together with potential business risks relating thereto.

The Committee, with support and advice from its independent consultant, reviews the risk and reward structure of executive compensation plans, policies and practices at least annually to confirm that there are no compensation-related risks that are reasonably likely to have a material adverse effect on the Company. Considered in this review are program attributes deemed to help mitigate risk, including:

•	The use of multiple performance measures, balanced between short- and long-term objectives

•	Overlapping long-term incentive programs

•	The Committee’s application of judgment when determining individual payouts

•	The presence of individual payout caps under plans and programs

•	The ability to clawback compensation, including pursuant to the Company’s stock incentive plans and the compensation recoupment policy

•	The stock ownership guidelines for senior executives to further align executive interests with those of shareholders

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Summary Compensation Table

The following table provides information regarding the compensation of our CEO, our CFO, and the three other most highly compensated officers who were serving as executive officers as of December 31, 2013 (the “named executive officers”).

		Salary ($)	Bonus ($)		Stock Awards ($)[1]	Non-Equity Incentive Plan Compensation ($)[2]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[3]	All Other Compensation ($)[4]		Total ($)
Sheri McCoy	2013	1,200,000	0		7,200,001	1,530,000	216,766	47,521		10,194,288
Chief Executive Officer	2012	831,781	1,910,000		9,377,997	591,025	44,020	282,790	[7]	13,037,613
Kimberly A. Ross Executive Vice President and Chief Financial Officer	2013	769,795	3,538	[5]	2,249,994	588,893	83,185	30,746		3,726,151
	2012	750,000	165,540		1,280,412	391,500	58,654	146,375	[7]	2,792,481
	2011	69,863	922,708		3,525,000	n/a		162,252	[7]	4,679,823
Fernando A. Acosta Senior Vice President and President, Latin America	2013	706,671	0		2,025,015	504,563	79,387	152,789		3,468,425
	2012	675,000	0		1,002,480	378,540	54,174	383,466	[7]	2,493,660
	2011	57,329	870,000		1,350,002	n/a		166,727	[7]	2,444,058
Pablo Munoz Senior Vice President and President, North America	2013	327,055	1,000,000	[6]	4,250,017	398,438	0	204,630		6,180,140
Patricia Perez-Ayala Senior Vice President, Chief Marketing Officer & Global Brand & Category President	2013	675,000	96,000	[6]	1,350,017	459,000	52,128	718,031		3,350,176

1	For Ms. McCoy, 2013 stock awards consist solely of performance-based restricted stock units (“Performance RSUs”). For each of the other named executive officers, 2013 stock awards consist of Performance RSUs and service-based restricted stock units (“Service-based RSUs”) as follows:

Name	Performance RSUs Grant Date Fair Value($)	Service-based RSUs Grant Date Fair Value($)
Ms. McCoy	7,200,001	N/A
Ms. Ross	1,349,996	899,998
Mr. Acosta	1,215,005	810,010
Mr. Munoz	960,006	3,290,011
Ms. Perez-Ayala	810,010	540,007

The aggregate grant date fair value of the awards was determined based on the grant date fair value in accordance with FASB ASC Topic 718. For Performance RSUs, which are tied to the achievement of performance goals during the 2013-2015 performance period, the amounts reported are based on the probable outcome of relevant performance conditions as of the grant date. The maximum value of the Performance RSU awards assuming the highest level of performance conditions achieved would be $14,400,002 for Ms. McCoy, $2,699,992 for Ms. Ross, $2,430,010 for Mr. Acosta, $1,920,012 for Mr. Munoz, and $1,620,020 for Ms. Perez-Ayala. See also Note 10 in the Notes to the Consolidated Financial Statements contained in our Form 10-K for 2013 for a description of our share-based awards.

2	This column includes the amounts earned under the annual incentive program under the Executive Incentive Plan (“EIP”).

3	This column for 2013 includes the change in pension value reported, which is the aggregate change in the actuarial present value of the named executive officers’ accumulated benefits under our Personal Retirement Account Plan (“PRA”), and Benefit Restoration Pension Plan (“BRP”). See “Pension Benefits” beginning on page 48. No amounts are reported for deferred compensation earnings as the interest rate for the fixed rate fund of our Deferred Compensation Plan was 4.05%, or 120% of the applicable federal long-term interest rate published by the Treasury Department at the time it was set.

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4	“All Other Compensation” generally includes perquisites, 401(k) match, excess 401(k) match, and tax gross-ups of relocation and related expenses, which are set forth in the table below for 2013:

Name	Perquisites ($)[a]	401(k) Match ($)	Excess 401(k) Match ($)	Tax Gross-ups ($)
Ms. McCoy[b]	31,181	11,475	0	4,865
Ms. Ross[c]	19,271	11,475	0	0
Mr. Acosta[d]	83,141	11,475	20,198	37,975
Mr. Munoz[e]	130,251	8,293	0	66,086
Ms. Perez-Ayala[f]	370,855	9,138	0	338,038

a	The amounts disclosed are the actual costs incurred by us. The actual and incremental cost for any complimentary Avon products is nominal.

b	For Ms. McCoy, perquisites include financial planning and tax preparation, car service allowance, and the final amounts associated with temporary housing costs (less than one month).

c	For Ms. Ross, perquisites include financial planning and tax preparation, transportation allowance, and executive health exam.

d	For Mr. Acosta, perquisites include financial planning and tax preparation, transportation allowance, and costs of $66,033 for transitional dependent education expenses for his children and related tax gross-up.

e	For Mr. Munoz, perquisites include a relocation allowance of $30,000 and costs of $99,251 for relocating his primary residence from Florida to the New York area, including moving and temporary housing costs and related expenses.

f	For Ms. Perez-Ayala, perquisites include financial planning and tax preparation, executive health exam and, costs of $357,660 for relocating her primary residence from Ohio to the New York area, including moving and temporary housing costs, loss coverage on the sale of her Ohio home, home sale assistance, and related expenses.

5	The last payment of a special bonus pursuant to the terms of Ms. Ross’ offer letter.

6	These are sign-on bonuses pursuant to the terms of Mr. Munoz’s and Ms. Perez-Ayala’s respective offer letters. Mr. Munoz’s bonus was paid in order to offset forfeited awards from his prior employer and Ms. Perez-Ayala’s bonus was paid in consideration that the fiscal year of her prior employer ended in June 2012 and that her first annual bonus opportunity with the Company was in March 2014.

7	The 2012 relocation expenses and related tax gross-up previously reported for Ms. McCoy included amounts for the fiscal year ended October 31, 2012, rather than for the calendar year 2012. The amount reported above has been corrected for a 2012 calendar year basis. In addition, the 2011 and 2012 relocation expenses and related tax gross-ups previously reported for Ms. Ross and Mr. Acosta have been restated to adjust for certain items that were incorrectly reported.

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Grants of Plan-Based Awards

The following table presents information regarding grants of equity and non-equity plan-based awards to our named executive officers during 2013.

				Estimated Future Payouts Under Non- Equity Incentive Plan Awards[1]		Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)[3]
Name	Grant Date	Approval Date		Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ms. McCoy				1,800,000	3,600,000
	3/15/2013	3/15/2013				44,776	358,209	716,418			7,200,001
Ms. Ross				692,815	1,385,630
	3/15/2013	3/15/2013							44,776	[4]	899,998
	3/15/2013	3/15/2013				8,396	67,164	134,328			1,349,996
Mr. Acosta				565,337	1,130,674
	3/15/2013	3/15/3013							40,299	[4]	810,010
	3/15/2013	3/15/2013				7,556	60,448	120,896			1,215,005
Mr. Munoz				468,750	937,500
	7/15/2013	5/10/2013	[5]						27,997	[4]	640,011
	7/15/2013	5/10/2013	[5]						115,923	[6]	2,650,000
	7/15/2013	5/10/2013	[5]			5,249	41,995	83,990			960,006
Ms. Perez-Ayala				540,000	1,080,000
	3/15/2013	3/15/2013							26,866	[4]	540,007
	3/15/2013	3/15/2013				5,037	40,299	80,598			810,010

1	Amounts represent possible cash payouts under the 2013 annual incentive program under our Executive Incentive Plan. As discussed in the Compensation Discussion and Analysis, the Committee determined to pay annual incentive compensation awards for 2013 based on the attainment of performance goals, although it exercised its discretion to adjust potential awards downward. For the amounts actually paid, refer to the Summary Compensation Table.

2	Amounts reflect the Performance RSUs granted under our 2013-2015 long-term incentive program under our 2010 Stock Incentive Plan. Please refer to the “Compensation Discussion and Analysis” for additional information.

3	Please refer to Footnote 1 under the Summary Compensation Table for additional information.

4	These Service-based RSUs vest 100% after three years of service on the anniversary of the grant date. Dividend equivalents are paid in cash on these RSUs annually.

5	The Committee approved Mr. Munoz’s Performance RSUs and Service-based RSUs on May 10, 2013 in connection with his offer letter and the awards were then granted pursuant to our standard off-cycle equity award granting practices on the 15th of the month following Mr. Munoz’s start date with the Company.

6	These Service-based RSUs vest 100% after two years of service on the anniversary of the grant date. Dividend equivalents are paid in cash on these RSUs annually.

The material factors necessary for an understanding of the compensation for our named executive officers are described under the “Compensation Discussion and Analysis” and “Potential Payments Upon Termination of Employment, Including After a Change in Control” sections and the corresponding footnotes to the tables. In addition, each named executive officer has an offer letter agreement that identifies his or her position and generally provides, among other things, for (i) at-will employment, (ii) an annual base salary, (iii) eligibility to receive annual cash bonuses and long-term incentive awards, (iv) sign-on compensation, and (v) eligibility to receive perquisites and to participate in benefit plans generally available to our senior executives. When she joined the company in 2012, Ms. McCoy received cash sign-on compensation of (i) a deferred cash award of $850,000, vesting and becoming payable on the fifth anniversary of her start date in April 2017 with interest compounded annually at 3.25% provided she remains in our employ on the payment date, and (ii) a bonus of $1,910,000 subject to repayment if she does not remain in our employ for five years, which repayment obligation ceases at the rate of 20% for each year of employment provided that, in the event of certain qualifying terminations of employment as

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described under “Potential Payments Upon Termination of Employment, Including After a Change in Control,” these sign-on compensation awards would become nonforfeitable. Mr. Munoz was paid a $1,000,000 sign-on bonus in order to offset forfeited awards from his prior employer that he must repay if he voluntarily leaves our employ before June 24, 2014. Ms. Perez-Ayala was paid a $96,000 bonus in March 2013 in consideration that the fiscal year of her prior employer ended in June 2012 and that her first annual bonus opportunity with the Company was in March 2014. In connection with her start date in 2012, she also received a $500,000 sign-on bonus that she must repay if she voluntarily leaves our employ before December 3, 2014. During 2013, Mr. Munoz and Ms. Perez-Ayala were entitled to certain relocation benefits, such as moving, temporary housing costs, and related expenses, together with related tax gross ups, under our relocation policies and the terms of their offer letters. Ms. McCoy was entitled to one month of temporary housing costs in 2013 and a related tax gross up. Mr. Acosta was entitled to transitional dependent education expenses for his children until December 31, 2013 as a temporary benefit provided to assist with his repatriation to the United States from Colombia.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding outstanding equity awards as of December 31, 2013 for the named executive officers. All dollar values are based on $17.22, the closing price of our common stock on the New York Stock Exchange on December 31, 2013.

	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ms. McCoy	160,000	[1]	2,755,200	29,046	[2]	500,172
				44,776	[3]	771,043
Ms. Ross	101,292	[4]	1,744,248	8,267	[2]	142,358
	44,776	[5]	771,043	8,396	[3]	144,579
Mr. Acosta	79,272	[4]	1,365,064	6,473	[2]	111,465
	40,299	[5]	693,949	7,556	[3]	130,114
Mr. Munoz	27,997	[6]	482,108	5,249	[3]	90,388
	115,923	[7]	1,996,194
Ms. Perez Ayala	106,914	[8]	1,841,059	5,037	[3]	86,737
	26,866	[5]	462,633

1	Service-based RSUs vest in five equal annual installments beginning on April 23, 2013. Dividend equivalents are paid in cash annually.

2	Performance RSUs are tied to the achievement of three-year goals for the fiscal 2012-2014 performance period. Amounts reflect the threshold number of shares that could be earned as of the end of the performance period. Assuming the performance conditions are satisfied, Performance RSUs vest on December 31, 2014 and settle on March 8, 2015. Dividend equivalents are not paid on Performance RSUs.

3	Performance RSUs are tied to the achievement of three-year goals for the fiscal 2013-2015 performance period. Amounts reflect the threshold number of shares that could be earned as of the end of the performance period. Assuming the performance conditions are satisfied, Performance RSUs vest on December 31, 2015 and settle on March 15, 2016. Dividend equivalents are not paid on Performance RSUs.

4	Service-based RSUs vest 100% on April 6, 2014. Dividend equivalents are not paid on these RSUs.

5	Service-based RSUs vest 100% on March 15, 2016. Dividend equivalents are paid in cash annually.

6	Service-based RSUs vest 100% on July 15, 2016. Dividend equivalents are paid in cash annually.

7	Service-based RSUs vest 100% on July 15, 2015. Dividend equivalents are paid in cash annually.

8	Service-based RSUs vest in two equal installments on December 3, 2014 and December 3, 2015. Dividend equivalents are paid in cash annually.

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Option Exercises and Stock Vested

The following table presents information regarding stock option exercises and the vesting of restricted stock unit awards during 2013 for our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ms. McCoy	—	—	40,000	892,000
Ms. Ross	—	—	53,795	913,439
Mr. Acosta	—	—	—	—
Mr. Munoz	—	—	—	—
Ms. Perez-Ayala	—	—	—	—

Pension Benefits

The following table presents information on our cash balance defined benefit pension plan and supplemental benefit restoration plan as of December 31, 2013 for our named executive officers.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)[1]	Payments During Last Fiscal Year ($)
Ms. McCoy	Avon Products, Inc. Personal Retirement Account Plan (“PRA”)[2]	1.75	32,334	0
	Benefit Restoration Pension Plan (“BRP”)[2]	1.75	228,452	0
Ms. Ross	PRA[2]	2.167	32,603	0
	BRP[2]	2.167	109,236	0
Mr. Acosta	PRA[2]	2.083	32,387	0
	BRP[2]	2.083	101,174	0
Mr. Munoz	PRA[2]	N/A	0	0
	BRP[2]	N/A	0	0
Ms. Perez-Ayala	PRA[2]	1.083	18,150	0
	BRP[2]	1.083	33,978	0

1	The amounts in this column represent the present values of the accumulated benefits based on an assumed normal retirement age of 65. Mr. Munoz is not yet a participant in the PRA or BRP because he has not completed the one-year eligibility requirement. All other named executive officers participate in the cash balance benefit formula of the PRA and the BRP, which has no actuarial reductions for early retirement.

For all participating named executive officers, the present value of the accrued PRA and BRP benefits are equal to the PRA and BRP cash balance benefits as of December 31, 2013, projected to the normal retirement age of 65, based on an interest crediting rate of 5.00% per annum and discounted back to December 31, 2013 at a rate of 4.60% per annum for the PRA and 3.70% per annum for the BRP. Due to the difference between the assumed interest crediting rate of 5.00% and the relevant accounting discount rate for the PRA and the BRP of 4.60% and 3.70% respectively, the December 31, 2013 actual cash balance accounts are less than the amounts disclosed in the table above. On December 31, 2013, the actual cash balance account balances were as follows:

	PRA	BRP
Ms. McCoy	30,806	199,925
Ms. Ross	30,072	87,430
Mr. Acosta	29,459	77,924
Ms. Perez-Ayala	17,053	28,615

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2	As of December 31, 2013, Ms. McCoy is not vested in the PRA, Ms. Ross, Mr. Acosta and Ms. Perez Ayala are not vested in the PRA or the BRP and Mr. Munoz did not participate in the PRA or BRP. Pursuant to her employment agreement, Ms. McCoy is vested in the BRP, which for her includes an additional 2% accrual above and below the Social Security Taxable Wage Base over the current basic credits table set forth below under the “Avon Products, Inc. Personal Retirement Account Plan” section. BRP benefits are paid 80% lump sum and 20% in 60 consecutive monthly installments. PRA benefits may be paid in various forms and no officer has yet elected the form of payment.

Avon Products, Inc. Personal Retirement Account Plan

The Avon Products, Inc. Personal Retirement Account Plan (“PRA”) is a tax qualified defined benefit pension plan that is generally available to our eligible employees who have completed one year of service. Named executive officers participate in the cash balance benefit accrual formula of the PRA, which generally provides a retirement benefit equal to the value of the participant’s hypothetical account balance. The hypothetical account balance is credited with an interest credit and a basic credit as of the last day of each month. The interest credit is 1/12 of the annual rate of interest on Treasury securities for the month of November of the prior year (but not less than 5%). The basic credit is an employer contribution based upon a percentage of eligible compensation earned. The percentage of eligible compensation differs depending upon the number of points a participant has earned. Points are determined by adding the participant’s vesting service and attained age as of the last day of the prior plan year. Basic credits are determined as follows:

Participant Points	Percentage of Compensation Up to Social Security Wage Base*	Percentage of Compensation Over Social Security Wage Base*
<30	3.0%	4.50%
30-39	3.5%	5.25%
40-49	4.0%	6.00%
50-59	4.5%	6.75%
60-69	5.0%	7.50%
70-79	5.5%	8.25%
80-89	6.0%	9.00%
90 or more	6.5%	9.75%

* $113,700 in 2013

Compensation is generally defined as salary and annual bonus (not in excess of the target bonus amount), subject to the maximum permitted under Internal Revenue Code regulations. Long-term equity compensation is not included.

A participant must complete three years of service in order to be vested in the PRA. Participants may receive PRA benefits upon request as soon as practicable after termination of employment or at the end of the salary continuation period for those employees receiving severance benefits. Benefits may be paid, at the request of a participant, as a lump sum or annuity or various forms of joint and survivor annuities. None of our named executive officers have selected the form of payment of their PRA benefits.

Benefit Restoration Pension Plan of Avon Products, Inc.

The Benefit Restoration Pension Plan of Avon Products, Inc. (“BRP”) is a nonqualified defined benefit pension plan available to a select group of management or highly compensated employees whose benefits under the PRA, are limited by the Internal Revenue Code maximum benefit limit. The BRP was established to provide participants in the PRA with the retirement benefits to which they were entitled under the PRA but may not be paid as a result of Internal Revenue Code limits.

Generally, the same definitions under the PRA for compensation, average final compensation and service apply to the BRP, except that the compensation and benefit limits under the Internal Revenue Code for qualified plans are disregarded. The same benefit accrual formulas also apply (except for Ms. McCoy). Pursuant to Ms. McCoy’s employment agreement, the basic credits under the BRP cash balance benefit formula for Ms. McCoy are increased by 2% both above and below the Social Security Taxable Wage Base. Generally, a participant must complete three years of service to become 100% vested under the BRP; however, pursuant to her employment agreement, Ms. McCoy is 100% vested.

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If a participant receives salary continuation, the salary continuation period is credited to the participant at the time of the termination to match the service crediting rules of the PRA. In addition, if a participant under the Company’s Change in Control Policy is terminated after a change in control, such participant would be credited with an additional two years of service and age at the time of the termination of employment, except for Ms. McCoy who would be credited with three years of service and age, pursuant to her employment agreement. In order to determine the BRP benefit, the hypothetical amount payable under the PRA is subtracted from the amount calculated under the BRP and the BRP pays out the excess. Benefits are paid from our general assets. The BRP benefit will be paid 80% in a lump sum cash payment and 20% in 60 monthly installments.

Nonqualified Deferred Compensation

The following table provides information relating to deferrals of compensation by our named executive officers under our nonqualified Deferred Compensation Plan (“DCP”).

Name	Executive Contributions in Last FY ($)[1]	Registrant Contributions in Last FY ($)[1,2]	Aggregate Earnings in Last FY ($)[3]	Aggregate Withdrawals/ Distributions Last FYE ($)	Aggregate Balance at Last FYE ($)[4]
Ms. McCoy	0	0	0	0	0
Ms. Ross	0	0	0	0	0
Mr. Acosta	26,930	20,198	1,655	0	90,845
Mr. Munoz	0	0	0	0	0
Ms. Perez-Ayala	0	0	0	0	0

1	Amounts under these columns are included in the Summary Compensation Table.

2	Reflects our matching contributions to excess 401(k) plan deferrals.

3	There are no amounts in this column that are reported in the Summary Compensation Table.

4	The following amounts included in this column have been previously reported in our Summary Compensation Table in prior years: $42,062 for Mr. Acosta.

Avon Products, Inc. Deferred Compensation Plan

The following sources of compensation may be deferred into the DCP:

•	Base Salary—up to 50% of annual salary

•	Annual Bonus—all or part of the annual bonus payable under our annual incentive plans

•	Long-Term Incentive Cash Award—all or part of the long-term cash award payable under our 2011 and 2012 long-term incentive programs

•	Excess 401(k) Plan Deferrals—up to 25% of the portion of base salary in excess of the maximum compensation limit under our 401(k) Plan ($255,000 for 2013). In addition, we contribute an amount equal to the match we would have made to the 401(k) Plan if pre-tax participant contributions had been permitted

•	Performance Restricted Stock Units—all or a portion of vested Performance RSUs (allowed for awards granted in 2012 only)

In general, participants must make their deferral elections prior to the year in which they perform services for which the compensation is being deferred.

Investment of Deferred Compensation

Deferred compensation amounts are hypothetically invested in one or more of three investment choices as selected by the participant:

•	Fixed Rate Fund—credited each month with imputed interest at an annual rate that we establish. We determine the rate annually, and for 2013, the rate was set at 4.05%, or 120% of the long-term federal rate as of November 2012

•	Standard & Poor’s 500 Stock Index Fund

•	Avon Stock Unit Fund—hypothetically invested in Avon stock with dividends credited

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Plan Accounts and Distributions

Payments under the DCP are made from our general assets. Participants may allocate deferred compensation to (i) a Retirement/Termination Account, which provides for distributions after termination of employment, or (ii) up to two In-Service Accounts, which provide for distributions during continued employment. Participants are fully vested in their DCP accounts. Retirement/Termination Accounts are distributed upon retirement or other termination of employment in a lump sum or up to 15 annual installments, as elected at the time of the initial deferral election. Changing the distribution elections for Retirement/Termination Accounts will delay distributions for at least five years from the original distribution date. All In-Service Accounts are payable in a lump sum or in up to five annual installments, as irrevocably elected at the time of initial deferral election. In the event of death prior to full distribution of the accounts, the undistributed amounts will be paid to the participant’s beneficiary.

Potential Payments Upon Termination of Employment, Including After a Change in Control

We have entered into individual agreements and maintain certain plans and arrangements that provide for payments to our named executive officers upon termination of employment, including after a change in control as set forth below.

Involuntary Termination of Employment (Other Than For Cause or Disability); Constructive Termination

CEO

In the event that we terminate Ms. McCoy’s employment other than for cause or disability, she would generally be entitled to receive substantially the same severance payments and benefits afforded to other senior officers described under “Non-CEO” below, except that, if terminated prior to April 23, 2015, she would also be entitled to an amount equal to two times her annual incentive bonus target. In the event that we terminate Ms. McCoy’s employment other than for cause or disability, Ms. McCoy would be entitled to immediate vesting of her sign-on Service-based RSUs and payment of her deferred cash sign-on award plus interest at 3.25% compounded annually. Ms. McCoy would also retain her cash sign-on bonus. Although Ms. McCoy is a participant in the PRA, she is not yet vested in her PRA benefit. To the extent that her accrued PRA benefit is forfeited upon termination of employment without cause, the BRP will provide the forfeited benefit. She also participates in the BRP and, pursuant to her employment agreement, her cash balance benefit includes an additional 2% accrual above and below the Social Security Taxable Wage Base over the current basic credits table. Ms. McCoy would also be entitled to the same payments and benefits if she terminated her employment for good reason (as defined in her agreement).

Non-CEO

In the event that we terminate any of our currently employed named executive officers’ employment other than for cause or disability, we would continue to pay his or her base salary at the rate in effect on the termination date for 24 months, except that the first payment (equivalent to seven months at such rate) would not occur until the seventh month following the date of termination, unless certain exceptions permitted by Internal Revenue Code Section 409A apply. Mr. Munoz and Ms. Perez-Ayala would retain their cash sign-on awards.

In the event of involuntary termination without cause, a pro rata portion of Service-based RSUs would vest and be settled in accordance with the terms of the individual award agreements. If termination occurs during the year of the grant, all Performance RSUs would be forfeited. If termination is on or after January 1 of the year following the grant, a pro rata portion of their Performance RSUs would vest and settle in accordance with the terms of the individual award agreements, provided that the applicable performance goals have been satisfied.

A named executive officer who is involuntarily terminated without cause on or after August 1 under the annual incentive program would be entitled to a prorated award provided that the applicable performance goals have been satisfied. Named executive officers who received a 2012 long-term performance cash award would also be entitled to a prorated award provided that the applicable performance goals have been satisfied.

The named executive officers’ accrued benefits under the PRA accrue interest credits for additional years of service during his or her salary continuation period and they are credited with two additional years of service under the BRP at termination. Ms. Ross, Mr. Acosta and Ms. Perez-Ayala would become 100% vested in their PRA and BRP cash balance accounts. In light of his start date in 2013, Mr. Munoz would not be entitled to benefits from the PRA and the BRP in 2013.

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Each of the named executive officers would also be entitled to continuing coverage under our medical, dental, and group life insurance programs during the salary continuation period. In addition, we would generally continue to provide each of our named executive officers with certain of the perquisites he or she currently receives as described in the Summary Compensation Table for the following periods, as applicable: three months of a transportation or car allowance, financial planning and tax preparation services through the end of the calendar year in which his or her salary continuation period ends, and an executive health exam for up to three months after termination.

Terminated employees are required to sign a release of all claims in order to receive severance benefits. The severance benefits are also subject to 24-month non-competition and non-solicitation covenants and non-disparagement, cooperation, and confidentiality provisions that, if violated, would cause forfeiture of the remaining benefits.

Disability

In the event of disability, a named executive officer would be entitled to receive benefits under our disability plan, which provides for 100% of base pay for six months (excluding the first week of disability during which no pay is provided) and 50% of base pay thereafter for the duration of his or her disability until age 65 (or if the disability occurred after age 60, for up to five years, but in no event less than 1 year). In addition, each named executive officer would continue to be covered by our medical, dental, group life and accident insurance plans and would continue to be eligible for perquisites during the disability period.

In the event of disability, all of Service-based RSUs would vest and be settled, in accordance with the terms of the individual award agreements. All long-term incentive compensation, including Performance RSUs and cash awards would be prorated and paid on the original settlement date, provided that the performance goals have been satisfied. Ms. McCoy’s deferred cash sign-on award would immediately vest and be payable at the end of 29 months and would include 29 months of interest at 3.25% compounded annually on April 23rd of each year. Ms. McCoy, Mr. Munoz, and Ms. Perez-Ayala would retain their cash sign-on awards.

All of our named executive officers who are currently participants in the PRA and BRP would continue to participate in the PRA for up to 29 months while disabled, and our named executive officers would also continue to participate in the BRP for up to 29 months while disabled. Ms. McCoy would become 100% vested in her PRA accrued benefit; however there would be no additional value as this would offset her BRP accrued benefit. Assuming 29 months of disability, the other named executive officers would become 100% vested in their PRA and BRP balances.

Retirement

None of the named executive officers are presently retirement-eligible and, therefore, would forfeit any cash or equity incentive compensation upon retirement. All retention restricted stock units, which are generally special equity grants, would be forfeited upon retirement. For a named executive officer who is retirement-eligible, (i) if retirement is prior to January 1 of the year following the grant, a pro rata portion of his or her Service-based, non-retention RSUs would vest and be settled, in accordance with the terms of the individual award agreements, while all Performance RSUs would be forfeited; or (ii) if retirement is after January 1 of the year following the grant, all of his or her Service-based, non-retention restricted stock units would vest and be settled, in accordance with the terms of the individual award agreements and a pro rata portion of Performance RSUs would vest provided that the performance goals have been satisfied. A retirement-eligible named executive officer would be entitled to a prorated annual cash incentive award, provided that the applicable performance goals have been satisfied. Retirement-eligible named executive officers who received a 2012 long-term performance cash award would also be entitled to a prorated award provided that the applicable performance goals have been satisfied. Cash sign-on awards that have not vested would be forfeited and repaid to the Company.

Death

In the event of a named executive officer’s death, his or her beneficiary would be entitled to death and life insurance benefits. His or her Service-based RSUs would vest and be settled, in accordance with the terms of the individual award agreements. Performance RSUs would be prorated, provided that the performance goals have been satisfied. Under our annual incentive program and the terms of the 2012 long-term performance cash awards, a participating named executive officer who dies during the performance period is entitled to a prorated award provided that the performance goals have been satisfied. In addition, Ms. McCoy’s deferred cash sign-on award and deferred sign-on Service-based RSUs would immediately vest and be payable and Ms. McCoy, Mr. Munoz, and Ms. Perez-Ayala would retain their cash sign-on awards. Ms. McCoy would become 100% vested in her PRA accrued benefit; however there would be no additional value as this

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would offset her BRP accrued benefit. Ms. Ross, Mr. Acosta, and Ms. Perez-Ayala would become 100% vested in their PRA and BRP balances. In light of his start date in 2013, Mr. Munoz was not entitled to benefits from the PRA and the BRP for 2013.

Change in Control—Involuntary Termination of Employment (Other Than For Cause or Disability) or Constructive Termination

Our Amended and Restated Change in Control Policy has been designed based on competitive practice, with the objective of attracting senior level executives and motivating and retaining them in the event of a potential change in control. Generally, we believe that having change in control provisions will help ensure that, in the event of a potential change in control, members of senior management can act in the best interests of all the shareholders without concern for the uncertainty and distraction that would result from the effects a change in control could have on their personal situations.

The policy provides for payments to be made to covered executives upon a “double trigger,” i.e., in the event of an involuntary termination without cause or termination by a covered executive for good reason within two years after a change in control or one year prior to a change in control, which reflects shareholder input and considerations. A covered executive is generally entitled to receive two times the sum of base salary and target annual incentive bonus, and continued participation in our medical/welfare benefit plans for two years, plus two additional years of service and age credits under our BRP. Ms. McCoy would be entitled to receive three times the sum of base salary and target annual incentive bonus, and continued participation in our medical/welfare benefit plans for three years, plus three additional years of service and age credits under our BRP.

“Change in control” is defined generally in the policy as an event that would be considered a change in control under Section 409A of the Internal Revenue Code and the regulations issued thereunder and which includes:

•	the acquisition by a person or group of beneficial ownership of more than 50% of the outstanding stock of the Company, measured by vote or value;

•	the acquisition by a person or group that acquires, within a 12-month period, 30% or more of the total voting power of the outstanding stock of the Company;

•	a majority of our Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

•	a sale of a substantial portion of the Company’s assets (40% or more of the total gross fair market value) within a 12-month period unless the recipient of the assets is (i) a subsidiary 50% or more of the total value or voting power of which is owned by the Company, (ii) Company shareholder(s) owning 50% or more of the total value or voting power of the Company, or (iii) an entity of which at least 50% of the total value or voting power is owned by such Company shareholder(s) described in (ii); provided that the assets are not distributed to a Company shareholder in exchange for common stock.

Participation by the named executive officers in our long-term cash incentive programs is governed by the EIP, which provides for payments to be made upon a “double trigger,” i.e., in the event of an involuntary termination without cause or termination for good reason within two years after a change in control. If a change in control transaction occurs during the first half of the performance period, an award is calculated as if the performance measures had been achieved at target and is prorated. If the double trigger change in control occurs during the second half of the performance period, the award is calculated as if the performance measures had been achieved at target and is not prorated. If the double trigger change in control occurs after the end of the performance period, but before any payments have been made, the earned award is paid as soon as practicable. In addition, the EIP provides that if an award is not continued in accordance with its terms and conditions in effect on the date of a change in control, the award shall be paid promptly in cash, at target, without proration.

In the event of a change in control, the 2013 and 2010 Stock Incentive Plans provide for unvested awards that are assumed or otherwise replaced in the change in control to become fully vested and payable upon a “double trigger”, i.e., certain terminations of employment without cause or for good reason within two years after a change in control. If the awards are no longer payable in our stock, and are not assumed or replaced in the change in control transaction, the awards become fully vested and payable upon the change in control. Awards subject to the achievement of performance goals will be fully vested and valued as if the performance goals had been achieved at target.

None of our named executive officers is entitled to reimbursement or gross-up of any parachute payment excise tax that might be incurred under Section 280G of the Internal Revenue Code as a result of payments made in connection with a change in control.

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Potential Payments Upon Termination or Change in Control Table

The following table sets forth the estimated incremental payments and benefits that would be payable upon termination of employment or a change in control, assuming that the triggering event occurred on December 31, 2013 for each of our named executive officers. These amounts exclude earned amounts, such as accrued amounts under compensation and benefits plans described previously in this proxy statement, which are not contingent upon a termination or a change in control. The valuation of equity awards is based upon a stock price of $17.22 on December 31, 2013.

Name	Involuntary or Constructive Termination ($)[1]	Disability ($)[2]	Retirement ($)[3]	Death ($)[4]	Change in Control ($)[5]	Involuntary or Constructive Termination Following a Change of Control ($)[6]
Ms. McCoy	9,668,353	15,601,670	0	3,705,200	0	18,821,905
Ms. Ross	3,406,552	9,355,448	1,937,009	2,732,793	0	6,922,403
Mr. Acosta	2,904,342	8,790,470	1,538,551	2,266,396	0	5,902,576
Mr. Munoz	1,758,127	5,645,127	482,833	2,578,302	0	5,148,199
Ms. Perez-Ayala	2,340,268	6,679,884	1,956,803	2,449,704	0	5,275,490

1	We would pay a cash severance amount over a two-year period of $2,400,000 for Ms. McCoy, $1,550,000 for Ms. Ross, $1,430,000 for Mr. Acosta, $1,250,000 for Mr. Munoz, and $1,350,000 for Ms. Perez-Ayala. Ms. McCoy’s deferred cash award of $850,000 plus 3.25% interest would also be paid and she would receive $3,600,000 in lump sum bonus amounts. The value of continued coverage for a two-year period under our medical and dental plans is $32,859 for Ms. McCoy, $20,980 for Ms. Ross, $35,720 for Mr. Acosta, $0 for Mr. Munoz, and $32,859 for Ms. Perez-Ayala, based on current costs and assuming an annual health care trend rate of 9.00%, an annual dental trend rate of 5.00% and a discount rate of 4.70%. The value of continued coverage under our group life plan for a two year period is $294 for each of these named executive officers, assuming a discount rate of 4.70%. Ms. Ross’, Mr. Acosta’s, and Ms. Perez-Ayala’s cash balance accounts in the PRA and BRP of $117,502, $107,383 and $45,668, respectively, would become 100% vested during the severance period. The value of the perquisites that we would continue to provide is $30,000 for Ms. McCoy, $29,945 for Ms. Ross, $27,750 for Mr. Acosta, $25,000 for Mr. Munoz, and $ 28,595 for Ms. Perez-Ayala. The value of Service-based RSUs that would immediately vest is $2,755,200 for Ms. McCoy, $1,687,831 for Ms. Ross $1,303,195 for Mr. Acosta, $482,833 for Mr. Munoz, and $882,852 for Ms. Perez-Ayala.

2	Assuming continuation of disability payments until age 65 for all named executive officers, the present value of disability payments is $5,407,720 for Ms. McCoy, $5,224,219 for Ms. Ross, $5,417,522 for Mr. Acosta, $2,539,537 for Mr. Munoz, and $3,726,981 for Ms. Perez-Ayala based on a discount rate of 2.95%. Assuming each of the following named executive officers commences his or her benefit immediately, the present value of the additional pension benefits earned under the PRA and the BRP while on disability for up to 29 months is $422,736 for Ms. McCoy, $175,100 for Ms. Ross, $142,162 for Mr. Acosta, $126,529 for Mr. Munoz, and $140,566 for Ms. Perez-Ayala, assuming a discount rate and a lump sum rate of 4.60% for the PRA and 3.70% for the BRP. Ms. Ross’, Mr. Acosta’s, and Ms. Perez-Ayala’s cash balance accrued benefits in the PRA and BRP of $117,502, $107,383, and $45,668 respectively, would become 100% vested during the disability period and would be payable at the end of the disability period. Mr. Munoz, once he began participating, would become vested in accruals for 2013 that total $18,656. Ms. McCoy will also be paid her deferred cash award of $850,000 plus 3.25% interest at the end of the disability period. The value of Service-based RSUs that vest is $2,755,200 for Ms. McCoy, $2,515,291 for Ms. Ross, $2,059,013 for Mr. Acosta, $2,478,302 for Mr. Munoz, and $2,304,036 for Ms. Perez-Ayala. The value of Performance RSUs that would vest is $5,446,014 for Ms. McCoy, $1,150,669 for Ms. Ross, $929,390 for Mr. Acosta, $482,103 for Mr. Munoz, and $462,633 for Ms. Perez-Ayala, assuming that the performance conditions have been met at target. The Performance RSUs would be settled on the original settlement date, which is three years following the grant date (March 2015 and March 2016 for Performance RSUs granted in March 2012 and March 2013, respectively). The value of 2012 long-term cash awards that would vest is $720,000 for Ms. McCoy, $172,667 for Ms. Ross, and $135,000 for Mr. Acosta, assuming that the performance conditions have been met at target.

3	Assuming that the named executive officers were retirement-eligible on December 31, 2013, the value of Service-based RSUs that would immediately vest is $1,937,009 for Ms. Ross, $1,538,551 for Mr. Acosta, $482,833 for Mr. Munoz, and $1,956,803 for Ms. Perez-Ayala. Because none of the named executive officers were retirement-eligible on December 31, 2013, their Service-based RSUs would be forfeited and have no value.

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4	Each named executive officer listed above would receive a group life insurance benefit of $100,000. Ms. McCoy’s deferred cash award of $850,000 plus 3.25% interest would be paid. Ms. Ross’, Mr. Acosta’s, and Ms. Perez-Ayala’s cash balance accrued benefit in the PRA and BRP of $117,502, $107,383, and $45,668, respectively, would become 100% vested and payable upon death in accordance with the plans. The value of Service-based RSUs that vest is $2,755,200 for Ms. McCoy, $2,515,291 for Ms. Ross, $2,059,013 for Mr. Acosta, $2,478,302 for Mr. Munoz, and $2,304,036 for Ms. Perez-Ayala.

5	We have assumed for the purposes of this column that unvested awards under the 2010 or 2013 Stock Incentive Plans have been assumed or otherwise replaced by the acquirer or surviving entity upon a change in control so that they would be paid upon involuntary or constructive termination of employment within two years following a change in control. We have also assumed that unvested long-term performance cash awards under our EIP have been continued in accordance with their terms and conditions upon a change in control so that they would be paid upon involuntary or constructive termination of employment following a change in control.

6	Ms. McCoy would receive $9,000,000, which consists of 300% of the sum of the target annual cash bonus and base salary. Ms. McCoy’s deferred cash award of $850,000 plus 3.25% interest would be paid. Ms. Ross, Mr. Acosta, Mr. Munoz and Ms. Perez-Ayala would receive payments of $2,945,000, $2,574,000, $2,187,500 and $2,430,000, respectively, which consist of 200% of the sum of the target annual cash bonus and base salary. These payments would be made in a lump sum. Ms. Ross’, Mr. Acosta’s and Ms. Perez-Ayala’s cash balance accounts in the PRA and BRP of $117,502, $107,383, and $45,668, respectively, would become 100% vested during the severance period. The value of continued coverage for a three-year period under our medical and dental plans is $50,241 for Ms. McCoy and for a two-year period under our medical and dental plans is $20,980 for Ms. Ross, $35,720 for Mr. Acosta, $0 for Mr. Munoz, and $32,859 for Ms. Perez-Ayala, based on current costs and assuming an annual health care trend rate of 9.00%, an annual dental trend rate of 5.00% and a discount rate of 4.70%. The value of continued coverage under our group life plan for a three-year period for Ms. McCoy is $450 and for a two year period is $294 for each of the other named executive officers, assuming a discount rate of 4.70%. The value of Service-based RSUs that vest is $2,755,200 for Ms. McCoy, $2,515,291 for Ms. Ross, $2,059,013 for Mr. Acosta, $2,478,302 for Mr. Munoz, and $2,304,036 for Ms. Perez-Ayala. The value of Performance RSUs that would vest at target is $5,446,014 for Ms. McCoy, $1,150,669 for Ms. Ross, $991,166 for Mr. Acosta, $482,103 for Mr. Munoz, and $462,633 for Ms. Perez-Ayala. The Performance RSUs would be settled on the original settlement date, which is three years following the grant date (March 2015 and March 2016 for Performance RSUs granted in March 2012 and March 2013, respectively). The value of 2012 long-term cash awards that would vest at target is $720,000 for Ms. McCoy, $172,667 for Ms. Ross, and $135,000 for Mr. Acosta.

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PROPOSAL 2—ANNUAL VOTE TO APPROVE EXECUTIVE COMPENSATION

We are asking shareholders to approve our annual advisory resolution on the compensation of our named executive officers (“NEOs”) as described in the Executive Compensation section of this proxy statement. The Compensation Discussion and Analysis, beginning on page 26, describes our executive compensation programs and decisions made by the Compensation and Management Development Committee of the Board of Directors (the “Committee”) in detail.

Avon’s 2013 executive compensation programs were designed to support our turnaround strategy and the Company’s publicly stated turnaround goals. Although 2013 results were challenged and revenue was down from 2012, we had improvement in our adjusted operating profit and adjusted cash flow from operations. In addition, progress has been made in building a simpler and more stable business.

Financial Goals by 2016	Fiscal Year 2013 Progress
Mid-single digit constant-dollar revenue growth	Revenue down 1% in constant dollars	À

Low-double digit adjusted op. margin	Adjusted operating margin 7.9% (up 130 bps)	¿

$400M cost savings	Continued global headcount reductions and related actions, and the exit of certain markets	¿

$100M working capital improvement	Adjusted cash flow from operations grew year-over-year	¿

Our compensation package for our NEOs strongly ties to short- and long-term business objectives and shareholder interests. In 2013, as illustrated below, 88% of CEO target compensation and 77% of other NEO target compensation, on average, was equity-based and at-risk based on Company performance, individual performance, and/or the Company’s stock price. The charts show “at target” compensation, which reflects approximate compensation that would be realized if the Company achieves the financial goals set within our incentive plans.

Key highlights of our programs and pay decisions are described below:

•	Ms. McCoy’s 2013 target pay did not change from 2012

•	Ms. McCoy was granted 100% of her 2013 and 2014 long-term incentive award in Performance Restricted Stock Units, which will only vest if three-year financial goals are met

•	Revenue, operating profit, and cash flow from operations were included as performance metrics in our annual cash incentive program and revenue and operating margin were included as performance metrics in our long-term equity incentive program in order to incentivize executives to achieve the Company’s publicly stated turnaround goals

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•	Ms. McCoy was paid an annual cash incentive award for 2013 equal to 85% of target and other named executive officers were paid 85% to 89% of target, reflecting Avon’s performance against 2013 financial goals and mixed progress on strategic objectives

•	On average, the total direct compensation (total actual cash compensation and long-term incentive opportunity) for our named executive officers is at the median of our peer companies

•	The long-term incentive awards granted in 2011 and scheduled to vest in 2013 did not pay out as the financial thresholds were not met

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, the Board recommends a vote in favor of the following advisory resolution:

RESOLVED, that the shareholders approve the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the principles, policies, and practices described in this proxy statement. Although the vote is non-binding, the Committee will review and consider the voting results in connection with our executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS that you vote FOR approval of the compensation of our named executive officers, as disclosed in this proxy statement.

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AUDIT COMMITTEE REPORT

The Audit Committee (“Committee”) is composed of four non-employee directors and operates under a written charter adopted by the Board of Directors and last amended on December 9, 2013. The charter is available on Avon’s website at www.avoninvestor.com. The Committee reviews the charter and calendar annually and, together with the Board, amends the charter as appropriate to reflect the evolving role of the Committee. The Committee fulfilled its duties and responsibilities for 2013, as outlined in the charter, which include:

•	reviewing major issues regarding accounting principles and financial statement presentations;

•	reviewing with management and the independent registered public accounting firm the Company’s annual audited and quarterly consolidated financial statements and earnings press releases;

•	the appointment, compensation, retention, and oversight of the independent registered public accounting firm;

•	approving all audit services and all permitted non-audit services of the independent registered public accounting firm;

•	reviewing with management and the independent registered public accounting firm the Company’s disclosure controls and procedures and internal controls;

•	oversight of the performance of the internal audit function;

•	oversight of compliance with legal and regulatory requirements, including reports to the Committee regarding the receipt, retention, and treatment of financial reporting and other compliance matters; and

•	oversight of risk management practices.

The Committee also has authority to conduct any investigation appropriate to fulfilling its purpose and responsibilities. The Board has determined that three of the Committee members are “audit committee financial experts” under the rules of the Securities and Exchange Commission (“SEC”) and that all of the Committee members are independent and financially literate under the listing standards of the New York Stock Exchange (“NYSE”).

Management has responsibility for the financial statements and the reporting process, including maintaining effective disclosure controls and procedures. Management is also responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of the Company’s internal control over financial reporting.

The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), is responsible for auditing the annual financial statements prepared by management and providing their opinions, based on their audit, as to whether the financial statements fairly present, in all material respects, the financial position, results of operations, and cash flows of the Company in conformity with generally accepted accounting principles and as to the effectiveness of the Company’s internal control over financial reporting. In addition, PwC’s responsibility is to design and perform their audit to provide reasonable assurance that the Company’s financial statements are free of material misstatements and whether effective internal control over financial reporting was maintained in all material respects. It is not the duty of the Committee, or of any of its members, to conduct separate auditing or accounting reviews or provide independent assurance of the Company’s compliance with applicable laws and regulations.

In this context, the Committee has reviewed and discussed with management and PwC the audited financial statements for the year ended December 31, 2013, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and PwC’s opinion regarding the effectiveness of the Company’s internal control over financial reporting. The Committee has also discussed with management and PwC the matters required to be discussed by the rules of the NYSE, the SEC and the charter of the Committee, including the matters required to be discussed by Auditing Standard No. 16 (Communications with Audit Committees) issued by the Public Company Accounting Oversight Board (“PCAOB”). The Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Committee concerning independence, and has discussed with PwC its independence, including any relationships that may impact their objectivity and independence.

The Committee recognizes the importance of maintaining the independence of PwC. Consistent with its charter, the Committee has evaluated PwC’s qualifications, performance, and independence, including that of the lead audit partner. As part of the auditor engagement process, the Committee also considers whether to rotate the independent registered public accounting firm and leads the selection of the engagement audit partner, working with PwC, with input from management as more fully described in Proposal 3 on page 60. The Committee has established a policy pursuant to which all services, audit and non-audit, provided by PwC must be pre-approved by the Committee or one or more of its members.

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This policy prohibits PwC from providing non-audit services such as bookkeeping or financial systems design and implementation. The Company’s pre-approval policy is more fully described in Proposal 3 on page 60. The Committee has concluded that the provision of the non-audit services described in that section was compatible with maintaining the independence of PwC. In addition, the Committee discussed with PwC the overall scope and plans for their audit and reviewed the terms of PwC’s engagement letter. The Committee also reviewed the Company’s internal audit plan.

Based upon the review and discussions described in this report, the members of the Committee recommended to the Board that the audited financial statements for the year ended December 31, 2013 be included in the Company’s Annual Report on Form 10-K for 2013 filed with the SEC. The Committee also has selected PwC as the independent registered public accounting firm for 2014, which the Board is recommending to shareholders for ratification at the Annual Meeting.

Audit Committee
Charles H. Noski, Chair
W. Don Cornwell
V. Ann Hailey Nancy Killefer

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PROPOSAL 3—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) to serve as our independent registered public accounting firm for 2014. PwC began auditing our accounts in 1989. If the appointment of PwC as our independent registered public accounting firm for the year 2014 is not ratified by shareholders, the Audit Committee will reconsider its appointment. A member of PwC will be present at the Annual Meeting to answer appropriate questions and to make a statement if he or she desires. In determining whether to reappoint PwC as our independent registered public accounting firm, the Audit Committee took into consideration a number of factors, including the breadth of experience and length of time PwC has been engaged, historical and recent performance on the Company’s audit, familiarity with our global operations and businesses, PwC’s independence, and an assessment of the professional qualifications and past performance of the lead audit partner and auditing team of PwC.

A new lead audit partner is designated at least every five years. In line with this, a new lead audit partner has been designated for 2015. The process for selection of the Company’s lead audit partner involves interviews between the candidate and several members of the Audit Committee, including the Chair, and Avon financial management, as well as discussion by the full Committee and with management.

The Audit Committee has established a policy for the pre-approval of all audit and non-audit services by PwC, and the corresponding fees, which (i) strictly disallows any service that would be a prohibited service; (ii) allows audit, audit-related, and tax services only if the particular type of service is on the list of types of services that have been pre-approved by the Audit Committee, specific procedures are followed to ensure appropriate management assessment of such service, the proposed fee is within the overall limit set by the Audit Committee for that category of service, and the Audit Committee is informed on a timely basis of each such service; and (iii) allows other services not within any of the foregoing categories only if each such service and the corresponding fee is approved in advance by the Audit Committee or by one or more members of the Audit Committee with subsequent approval by the Audit Committee. The Audit Committee has reviewed and approved the amount of fees paid to PwC for audit, audit-related, and tax services, and concluded that the provision of services by PwC is compatible with the maintenance of their independence.

The following table sets forth the aggregate fees for professional services rendered for us by PwC, as of and for the fiscal years ended December 31, 2013 and December 31, 2012.

	2013	2012
	(in millions)
Audit Fees	$9.5	$9.6
Audit-Related Fees	0.1	0.6
Tax Fees	0.0	0.1
All Other Fees	0.0	0.0
Total	$9.6	$10.3

Audit Fees. These amounts represent the aggregate fees for professional services rendered by PwC for the audit of our annual financial statements for the fiscal years ended December 31, 2013 and December 31, 2012, the review of the financial statements included in our Quarterly Reports on Form 10-Q for those fiscal years, and services related to statutory and regulatory filings and engagements for such fiscal years.

Audit-Related Fees. These amounts represent the aggregate fees for assurance and related services performed by PwC that are reasonably related to the performance of the audit or review of our financial statements. For fiscal 2012, audit-related fees included $600,000 of expenses incurred in connection with a subpoena issued by the SEC to PwC to produce certain documents in connection with the Company’s previously announced Foreign Corrupt Practices Act investigations. For fiscal 2013 and 2012, the amount also represents minimal fees for audits of pension plans and other consultations regarding statutory reporting standards.

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Tax Fees. These amounts represent the aggregate fees for tax services rendered by PwC in each of the last two fiscal years, including tax compliance.

All Other Fees. These amounts represent the aggregate fees for other services rendered by PwC not included in any of the foregoing categories. For fiscal 2013 and 2012, all other fees were less than $50,000 and represent fees for subscriptions to online accounting reference material.

THE BOARD OF DIRECTORS RECOMMENDS that you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2014.

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PROPOSAL 4—PROPOSAL REGARDING PROHIBITION OF ACCELERATED VESTING OF EQUITY AWARDS UPON A CHANGE OF CONTROL

The Company is informed that the Amalgamated Bank’s LongView LargeCap 500 Index Fund, whose address and share ownership will be furnished promptly upon receipt of any oral or written request, intends to introduce the following resolution at the Annual Meeting:

RESOLVED: The shareholders ask the board of directors to adopt a policy that there shall be no acceleration of the vesting of any equity award granted to any senior executive if there is a termination following a change in corporate control (as defined under any applicable employment agreement or other agreement or under any equity incentive plan or other plan), provided, however, that the board’s Compensation Committee may provide in an applicable grant or purchase agreement that any unvested award will vest on a partial, pro rata basis up to the time of the senior executive’s termination, with such qualifications for an award as the Committee may determine.

For purposes of this policy, “equity award” means an award granted under an equity incentive plan as defined in Item 402 of the SEC’s Regulation S-K, which identifies the elements of executive compensation to be disclosed to shareholders. This resolution shall be implemented so as not affect any contractual rights in existence on the date this policy is adopted.

SUPPORTING STATEMENT

Avon Products allows senior executives to receive an accelerated award of unvested equity awards following a change of control of the Company. We do not question that some form of severance payments may be appropriate in that situation. We are concerned, however, that Avon’s current practices may permit windfall awards that have nothing to do with a senior executive’s performance.

According to last year’s proxy statement, an involuntary or constructive termination following a change in control could have led to award of a total of $14 million to CEO McCoy, one-third of it in the form of accelerating equity grants that become ‘‘fully vested and valued as if the performance goals had been achieved at target.” Accelerated awards for other senior executives would accelerate as well.

We are unpersuaded by the argument that executives somehow “deserve” to receive unvested awards. To accelerate the vesting of unearned equity on the theory that an executive was denied the opportunity to earn those shares seems inconsistent with a “pay for performance” philosophy worthy of the name.

We do believe, however, that an affected executive should be eligible to receive an accelerated vesting of equity awards on a pro rata basis as of his or her termination date, with the details of any pro rata award to be determined by the Compensation Committee.

Other S&P 500 corporations, including Apple, Chevron, ExxonMobil, IBM, Intel, Microsoft, and Occidental Petroleum, have limitations on accelerated vesting of unearned equity, such as providing pro rata awards or simply forfeiting unearned awards.

We urge you to vote FOR this proposal.

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Board of Directors Statement on Proposal 4

The Board of Directors and the Compensation and Management Development Committee believe that our current equity award vesting provisions are appropriate and effective in light of Avon’s executive compensation philosophy to provide competitive compensation programs that attract and retain the right people, align pay with performance, and align executives with shareholder interests. For the reasons described below, we do not believe that our current vesting provisions result in a “windfall.” We further believe that the limited “double-trigger” vesting provisions in our 2010 and 2013 Stock Incentive Plans are appropriate and effective, reflect market practice and are consistent with the practices of our peer companies and in the best interest of Avon and our shareholders.

Avon Equity Awards have “Double-Trigger” Vesting. In the event of a change in control, outstanding equity awards will accelerate only upon a “double-trigger.” This means that there must be both a change in control and an involuntary or constructive termination within two years following a change in control. Accelerated vesting will occur only if a senior officer is prevented from realizing the benefit of the award by reasons of action of the Company following the change in control — a voluntary resignation or a “for cause” termination will not result in accelerated vesting. Double-trigger vesting also prevents an inappropriate vesting event, e.g., a senior officer will not see a direct personal benefit from the change in control transaction alone.

Double-Trigger Vesting Encourages Stability and Shareholder Alignment During Uncertain Times. Change in control transactions can result in extended periods of uncertainty. It is important that senior officers be retained and motivated during a change in control so that they can act in the best interests of all the shareholders without concern for the uncertainty and distraction that would result from the effects of a change in control on their personal situation.

The departure of a senior officer can be highly disruptive during a change in control. Because most of the compensation for senior officers is composed of equity awards, we believe that accelerating the payment of outstanding equity awards (in the case of performance-based restricted stock units, at target) in the event of a termination of employment following a change in control will assist us in retaining and incentivizing executives in uncertain times.

Further, the benefit that executives receive is dependent on our stock price. Equity awards following a change in control continue to be aligned with shareholders as the rewards for employees increase as the stock value increases and vice-versa.

Our Program is Competitive with our Peers and Reflects Market Practice. We would face a competitive disadvantage if we implemented this proposal. Avon’s double-trigger vesting provisions are in line with a majority of our peer group companies (see page 31 for the list) and the broader market. According to the 2013 National Association of Stock Plan Professionals (“NASPP”) Top Trends in Equity Plan Design survey, greater than 50% of equity awards allow for double trigger acceleration and 56% of all performance awards are accelerated at target or maximum value upon a change in control. We compete for talent with our peers and must have a competitive compensation program in order to attract, retain and motivate executives.

In addition, a “one-size-fits-all” approach does not take into account important considerations. The practices of the S&P 500 companies cited in the proponent’s proposal must be viewed in the context of their size, industry and operations, which are different from Avon’s.

Shareholders Have Shown their Support. Avon’s 2013 Stock Incentive Plan, which sets forth the vesting provisions for our equity awards, was thoughtfully designed with shareholder interests in mind. The Plan received strong support from shareholders at last year’s Annual Meeting (approximately 89%).

For these reasons, the Board of Directors and Compensation and Management Development Committee believe that this proposal would not be in the best interests of the Company or our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS that you vote AGAINST Proposal 4.

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PROPOSAL 5—PROPOSAL REQUESTING REPORT ON SUBSTITUTING SAFER ALTERNATIVES IN PERSONAL CARE PRODUCTS

The Company is informed that the Green Century Equity Fund, whose address and share ownership will be furnished promptly upon receipt of any oral or written request, intends to introduce the following resolution at the Annual Meeting:

Substituting Safer Alternatives in Personal Care Products

Whereas:

Investors have seen an increase in scientific and public concerns about the use of hazardous chemicals in health and beauty products. Some companies are responding by moving more quickly than regulators and peers to remove chemicals of concern from products.

A 2011 Deloitte survey found that 57 percent of consumer respondents stated safety was their number one concern when buying personal care products.

Other providers of cosmetics products are moving to address consumer chemical safety concerns and demand for safer alternatives by reducing or eliminating key chemicals of concern. In September 2013, WalMart announced it would require suppliers to phase out an initial list of 10 priority chemicals. Target subsequently announced a policy to begin using chemical safety standards as a basis for ranking suppliers, listing 1,000 ingredients of concern. In September 2013, Procter & Gamble announced plans to remove triclosan from its products.

In August 2012, Johnson & Johnson announced it will reduce or phase out selected chemicals- including triclosan, formaldehyde-releasing preservatives, and 1,4 dioxane from its adult and baby products globally. While noting chemicals in its products satisfy regulatory requirements, Johnson & Johnson took action to address concerns raised about their links to adverse human health effects. The Campaign for Safe Cosmetics, a non governmental organization, has publicly challenged Avon to meet or beat Johnson & Johnson’s commitments.

Proponents believe Avon displays an antagonistic rather than precautionary approach to the safety concerns of consumers and scientists when it states on its website, “Avon is aware of claims that certain cosmetic ingredients are harmful .and some of the claims carry alarmist tones. [R]umors . spread quickly and can concern people unnecessarily’’.

Proponents believe Avon’s insufficient action on this issue increases its reputational and business risks; inaction could put the company at a competitive disadvantage. Avon could safeguard against potential losses by taking proactive steps to identify and phase out potentially harmful chemicals in products when safer substitutes are available.

Therefore be it resolved: Shareholders request the Board of Directors to prepare a report articulating Avon’s policy, above and beyond regulatory requirements, on using safer substitutes as they become available for chemicals that are known or suspected to cause cancer or mutations, harm the reproductive system, affect the endocrine system, accumulate in the body, or persist in the environment. The report, prepared at reasonable cost and omitting proprietary information, should be made available to shareholders by September 2014.

Supporting Statement. Proponents recommend that Avon’s report:

•	describe a proactive approach to substituting safer alternatives—even when science remains uncertain—to respond to emerging safety concerns;

•	benchmark the company’s policies against emerging best practices of others in the cosmetics and personal care sector;

•	consider adopting a policy that meets or exceeds competitors’ targets in this area; and

•	evaluate the reputational risks of inaction.

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Board of Directors Statement on Proposal 5

Consumer safety is a top priority at Avon. We are committed to offering safe and effective products in the more than 100 markets in which we do business around the world, and we are proud of our safety record. We are confident in the safety of our products and comply with applicable safety regulations worldwide. Moreover, regulatory compliance is only a starting point. Although cosmetic ingredient restrictions may differ around the world, Avon has a global product safety standard that often exceeds country-specific regulatory requirements.

Only ingredients that can be used safely are used in our products. Every ingredient in every product must undergo a thorough and formal review, and the safety of every product is substantiated before being introduced to consumers. Our multi-disciplinary team of scientists behind the process includes toxicologists, microbiologists and chemists, each of whom are experts in their field. Notably, Avon scientists regularly review and evaluate any new information regarding the safety of existing ingredients. If we determine through scientific inquiry that an ingredient may no longer be used safely we will discontinue its use.

Notwithstanding our strict adherence to our global product safety standard, we appreciate that some of our customers have preferences with respect to certain ingredients. We will continue to take these preferences into account in our product development.

Policies and position statements on particular ingredients and product safety, including any updates, are publicly available in the Corporate Responsibility Report posted in the Corporate Citizenship section of our website.

Therefore, the Board believes that the preparation and publication of a report on this subject by September 2014, as requested in the proposal, is unnecessary, would not provide material additional information to shareholders, and would unnecessarily divert the Company’s resources without benefit to them.

THE BOARD OF DIRECTORS RECOMMENDS that you vote AGAINST Proposal 5.

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SOLICITING MATERIAL

The Compensation and Management Development Committee Report and the Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 thereof. In addition, they shall not be deemed incorporated by reference by any statement that incorporates this proxy statement by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference.

SOLICITATION OF PROXIES

We are making this solicitation of proxies on behalf of our Board of Directors and will pay the solicitation costs. Our directors, officers and other employees may, without additional compensation except reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication. In addition, we have retained Morrow & Co., LLC at a fee estimated to be approximately $17,000, plus reasonable out-of-pocket expenses, to assist in the solicitation of proxies. We will reimburse brokers, fiduciaries, custodians, and other nominees for out-of-pocket expenses incurred in sending our proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.

SHAREHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

If you are a shareholder and you wish to bring an item of business before the 2015 Annual Meeting, you must notify our Corporate Secretary in writing, at the address set forth in the Notice of Annual Meeting of Shareholders, after January 6, 2015 and on or before February 5, 2015. If you wish to have a proposal included in our Proxy Statement and proxy card for the 2014 Annual Meeting, your proposal must be received by our Corporate Secretary on or before November 27, 2014. Your notice must pertain to a proper matter for shareholder action and must comply with our By-Laws and with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder. A copy of the By-Law procedure is available upon written request to our Corporate Secretary.

INFORMATION REQUESTS

If you make a written request to the Investor Relations Department (Attention: Amy Chasen) at Avon Products, Inc., 777 Third Avenue, New York, NY 10017 (telephone number 212-282-5320), we will provide without charge a copy of our Annual Report on Form 10-K for 2013, as filed with the Securities and Exchange Commission. Our Annual Report on Form 10-K for 2013 is also available without charge on our investor website (www.avoninvestor.com).

If you have any questions about giving your proxy or require assistance, please contact our proxy solicitor at:

MORROW & CO., LLC

470 West Avenue

Stamford, CT 06902

(203) 658-9400

Toll-Free: (800) 607-0088

66

Non-GAAP Reconciliation

FY 2013 Total Revenue Reconciliation F$ to C$

TOTAL AVON	FY 2013
Total Revenue Growth F$	-6%

FX Translation	-5%

Total Revenue Growth C$	-1%

FY 2013 Operating Margin Reconciliation GAAP to Adjusted Non-GAAP

TOTAL AVON	FY 2013
GAAP Operating Margin F$	4.3%

Venezuela Special Items	0.5

Costs to Implement Restructuring Initiatives	0.7

FCPA Accrual	0.9

Asset Impairment and Other Charges	1.6

Adjusted Operating Margin F$	7.9%

67

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 A.M. New York Time, on May 6, 2014.
Vote by Internet
• Go to www.envisionreports.com/avp
• Or scan the QR code with your smartphone.
• Follow the steps outlined on the secure website.
Vote by telephone

•  Within the USA, US territories & Canada, call toll free 1-800-652-VOTE (8683) on a touch tone telephone. There is NO CHARGE to you for the call.

•  Outside the USA, US territories & Canada, call 1-781-575-2300 on a touch tone telephone. Standard rates will apply.

•  Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals
The Board of Directors recommends a vote FOR the listed nominees.

1.	Election of Directors:	01 - Douglas R. Conant 05 - Maria Elena Lagomasino 09 - Gray M. Rodkin	02 - W. Don Cornwell 06 - Sara Mathew 10 - Paula Stern	03 - V. Ann Hailey 07 - Sheri McCoy	04 - Nancy Killefer 08 - Charles H. Noski	+

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees

		01	02	03	04	05	06	07	08	09	10
☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2 and 3.
		For	Against	Abstain			For	Against	Abstain
2.	Advisory vote to approve executive compensation.	☐	☐	☐	3.	Ratification of the appointment of independent registered public accounting firm.	☐	☐	☐

The Board of Directors recommends a vote AGAINST Proposals 4 and 5.
		For	Against	Abstain			For	Against	Abstain
4.	Shareholder proposal regarding prohibition of accelerated vesting of equity awards upon a change of control.	☐	☐	☐	5.	Shareholder proposal requesting a report on substituting safer alternatives in personal care products.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

This proxy revokes all prior dated proxies. The signer hereby acknowledges receipt of Avon’s 2014 Annual Meeting Proxy Statement.

NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

Admission Ticket

(If you plan to attend the Annual Meeting, bring this Admission Ticket with you)

Avon Products, Inc. Annual Meeting of Shareholders

Tuesday, May 6, 2014 at 9:00 A.M.

Asia Society and Museum

725 Park Avenue at 70th Street

New York, New York 10021

For transportation directions, please go to:

http://www.avoncompany.com/investor/annualmeeting/directions.pdf

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE 2014 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 6, 2014.

Our Proxy Statement for the 2014 Annual Meeting of Shareholders and the Annual Report to

Shareholders for the fiscal year ended December 31, 2013 are available at

www.edocumentview.com/avp

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Avon Products, Inc.	+

Proxy Card Solicited on Behalf of the Board of Directors

Voting Instruction Card to J.P. Morgan Chase Bank, Trustee

The undersigned hereby appoints Jeff Benjamin and Karen Leu, and each of them, proxies, with full power of substitution and resubstitution, to vote and act with respect to all shares of the Company’s Common Stock (the “Shares”) owned of record by the undersigned and which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on May 6, 2014, and at any adjournment or postponement thereof, as instructed on the reverse side of this card, and to vote in accordance with their discretion on such other matters as may properly come before the meeting.

The undersigned also provides instructions to J.P. Morgan Chase Bank, Trustee, to vote Shares allocated, respectively, to accounts the undersigned may have under the Avon Personal Savings Account Plan which are entitled to be voted at the aforesaid Annual Meeting and at any adjournment or postponement thereof, as specified on the reverse side of this card. Unless your card is received by May 1, 2014, and unless you have specified your instructions, your Shares cannot be voted by the Trustee.

IF NO INSTRUCTIONS ARE SPECIFIED ON THE REVERSE SIDE OF THIS CARD:

■

All Shares owned of record by the undersigned will be voted FOR the election of nominees proposed for election as directors (Proposal 1), FOR the advisory vote to approve executive compensation (Proposal 2), FOR the ratification of the appointment of independent registered public accounting firm (Proposal 3), and AGAINST the shareholder proposal regarding prohibition of accelerated vesting of equity awards upon a change of control (Proposal 4), AGAINST the shareholder proposal requesting a report on substituting safer alternatives in personal care products (Proposal 5).

■	Shares allocated under the Avon Personal Savings Account Plan WILL NOT BE VOTED.

C	Non-Voting Items
Change of Address — Please print new address below.		Meeting Attendance
		Mark box to the right if you plan to attend the Annual Meeting.	☐

¢	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+